Exhibit 10.20

PLAINS CAPITAL CORPORATION

EMPLOYEES’ STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2006)

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PLAINS CAPITAL CORPORATION

EMPLOYEES’ STOCK OWNERSHIP PLAN

Plains Capital Corporation (the “Company”), a corporation organized under the laws of the State of Texas, hereby amends and restates the Plains Capital Corporation Employees’ Stock Ownership Plan (the “Plan”). The purpose of the Plan is to recognize the contributions made to the Company’s successful operation by its employees and the employees of its related entities, and to reward such contribution by enabling its eligible employees, and the eligible employees of its related entities who adopt the Plan, to acquire a proprietary interest in capital stock of the Company. The Plan consists of three portions, a profit sharing portion, an employee stock ownership portion and a stock bonus portion, and is intended to satisfy the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), Sections 409 and 4975(e)(7) in connection with the employee stock ownership portion, and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in connection with the employee stock ownership portion. The Company also intends that the trust which implements and forms a part of the Plan (“Trust”) be exempt from tax under Code Section 501(a). The Plan shall be interpreted, wherever possible, to comply with the terms of the Code, ERISA and all formal regulations and rulings.

Employer Securities other than Transferred Stock held by this Plan shall be deemed to be held in the ESOP Portion of the Plan. The Transferred Stock held by this Plan shall be deemed to be held in the Stock Bonus Portion of the Plan. The Assets of the Plan which are not held in Employer Securities and which the Company does not intend to be used to repay the Exempt Loan or otherwise be used in the ESOP Portion shall constitute the Profit Sharing Portion of the Plan. The foregoing shall apply regardless of which Accounts within the Plan hold the various assets.

WITNESSETH:

WHEREAS, effective January 1, 2004, the Company established the Plains Capital Corporation Employees’ Stock Ownership Plan, which was subsequently amended on seven occasions; and

WHEREAS, Section 12.02 of the Plan gives the Company the authority to amend the Plan.

NOW, THEREFORE, effective as of January 1, 2006, the Company hereby amends and restates the Plains Capital Corporation Employees’ Stock Ownership Plan, according to the following terms:

ARTICLE I

DEFINITIONS

1.01 ACCOUNT. “Account” means the separate account(s) established and maintained for a Participant under this Plan.

1.02 ACCOUNT BALANCE. “Account Balance” means the assets held in an Account(s) as of any Valuation Date derived from Employer Contributions and Forfeitures (if any) allocated to an Account as of any Valuation Date and shall include Transferred Stock (if any).

1.03 ACCOUNTING DATE. “Accounting Date” is the last day of the Plan Year. Unless otherwise specified in this Plan, all Plan allocations for a particular Plan Year will be made as of the Accounting Date of that Plan Year.

1.04 ALTERNATE PAYEE. “Alternate Payee” means a spouse, former spouse, child, or other dependent of a Participant to whom benefits are payable under this Plan pursuant to the terms of a qualified domestic relations order as defined in Code Section 414(p).

1.05 BENEFICIARY. “Beneficiary” is a person who is designated by a Participant as such in accordance with Section 8.01 or who is or may become entitled to a benefit under this Plan. A Beneficiary who becomes entitled to a benefit under this Plan remains a Beneficiary under this Plan until his benefit has been fully distributed to him. A Beneficiary’s right to (and the Plan Administrator’s or the ESOP Committee’s duty to provide to the Beneficiary) information or data concerning this Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under this Plan.

1.06 BOARD OF DIRECTORS. “Board of Directors” or “Board” means the Board of Directors of the Company, as from time to time constituted.

1.07 CODE. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto. References herein to Sections of the Code shall include any successor provisions thereto.

1.08 COMPANY. “Company” means Plains Capital Corporation or its successor.

1.09 COMPENSATION. Any reference in this Plan to “Compensation” is a reference to the definition in Section 1.09(a), unless the Plan reference specifies a modification to this definition. The ESOP Committee will take into account only Compensation actually paid for the relevant period.

(a) General Definition of Compensation. “Compensation,” with respect to any Participant, means (i) such Participant’s earned income, wages, salaries, fees for professional service, and other amounts received (whether or not paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent the amounts are includible in the gross income of the Participant (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable Plan); (ii) in the case of an Employee who is an employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the employee’s earned income (as described in Code Section 401(c)(2) and the regulations thereunder); (iii) amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee; (iv) amounts paid or reimbursed by an Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217; (v) the value of a non-qualified stock option granted to an Employee by an Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (vi) the amount includible in the gross income of an Employee upon making the election described in Code Section 83(b). Notwithstanding the foregoing, for purposes of (i) and (ii) above, foreign earned income (as defined in Code Section 911(b)), whether or not excludable from gross income under Code Section 911, shall be included; and compensation is to be determined without regard to the exclusions from gross income in Code Sections 931 and 933. This definition of Compensation does not include:

(i) Employer Contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee’s gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of Forfeiture.

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter 1 of the Code.

(iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

(v) Amounts received from moving and other reimbursed expenses but only to the extent that it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217.

The definition of Compensation includes Elective Contributions.

(b) Definition of Compensation for Allocation purposes. To determine a Participant’s contribution allocation under Section 3.04(a), Compensation means the general definition of Compensation described in Section 1.09(a), but excluding bonuses paid for personal services actually rendered in the course of employment with the Employer maintaining this Plan, reimbursements or other expense allowances, P.S. 58 costs (as defined in the Code and Treasury Regulations and rulings thereunder), fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits. Compensation for allocation purposes will not include Compensation earned prior to a Participant’s effective date of participation.

(c) In the event a Participant has Compensation in excess of Two Hundred Twenty Thousand Dollars ($220,000), all amounts in excess of Two Hundred Twenty Thousand Dollars ($220,000) shall be disregarded pursuant to Code Section 401(a)(17). Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17) except that the dollar increase in effect on January 1 of any calendar year shall be effective for the fiscal year beginning with or within such calendar year. For any short fiscal year, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the fiscal year begins multiplied by the ratio obtained by dividing the number of full months in the short fiscal year by twelve (12).

1.10 CURRENT OBLIGATIONS. “Current Obligations” means obligations of the Trust arising from expenses incurred by the Trust and an extension of credit to the Trust (including an Exempt Loan) which are payable in cash within one (1) year from the date a contribution is due pursuant to Section 3.03.

1.11 DATE OF EMPLOYMENT or DATE OF REEMPLOYMENT. “Date of Employment” or “Date of Reemployment” means the day on which an Employee first commences employment or reemployment following a Termination of Employment, as the case may be, with an Employer or a Related Employer by performing an Hour of Service.

1.12 DEEMED-OWNED SHARES. “Deemed-Owned Shares” means, with respect to any Participant:

(a) stock in an S Corporation constituting Employer Securities held by this Plan which is held in the Participant’s Employer Securities Account under this Plan;

(b) such Participant’s share of Employer Securities in an S Corporation which is held in the Unallocated Employer Securities Account under this Plan but which has not been allocated under this Plan to Participants; and

(c) Synthetic Equity.

For purposes of this Section 1.12, a Participant’s share of Employer Securities held in the Unallocated Employer Securities Account under this Plan is the amount of the unallocated Employer Securities which would be allocated to such Participant if the entire Unallocated Employer Securities Account were allocated to all Participants in this Plan in the same proportions as the most recent allocation of Employer Securities under this Plan.

1.13 DETERMINATION OF TOP HEAVY STATUS. The ESOP Committee must determine whether this Plan is top heavy for a Plan Year. If this Plan is the only qualified plan maintained by the Employer, this Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date (as hereafter defined) exceeds sixty percent (60%). The “top heavy ratio” is a fraction, the numerator of which is the sum of the present value of the Account Balances of all Key Employees (as hereafter defined) as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The ESOP Committee must include in the top heavy ratio, as part of the present value of the Account Balances, any contribution not made as of the Determination Date but includible under Code Section 416 and the applicable Treasury Regulations, and distributions made within the Determination Period (as hereafter defined). The ESOP Committee must calculate the top heavy ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee (as hereafter defined) who was formerly a Key Employee, and by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one (1) Hour of Service with the Employer during the Determination Period. The ESOP Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the Treasury Regulations thereunder.

If the Employer maintains other qualified plans (including a 401(k) arrangement or simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group (as hereafter defined), and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group (as hereafter defined), if any, each exceeds sixty percent (60%). The top heavy ratio will be calculated in the same manner as required by the first paragraph of this Section 1.13, taking into account all plans that are aggregated. To the extent distributions to a Participant are taken into account, distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date must be included. The present value of the Account Balances under defined benefit plans or simplified employee pension plans included within the group will be calculated in accordance with the terms of those plans, Code Section 416, and the Treasury Regulations thereunder. If a Participant in a defined benefit plan is a Non-Key Employee, his Account balance will be determined under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code Section 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) will be used to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Account Balances in the aggregated plan must be valued as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code Section 416 and applicable Treasury Regulations require for the first and second plan year of a defined benefit plan.

Definitions. For purposes of applying the provisions of this Section:

(a) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date: (i) was an officer of the Employer having annual Compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Code Section 416(i)(1)); (ii) is a more than five percent (5%) owner of the Employer; or (iii) is a more than one percent (1%) owner of the Employer and has annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). The constructive ownership rules of Code Section 318 (or the principles of that Section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The ESOP Committee will make the determination of who is a Key Employee in accordance with Code Section 416(i)(1), the Treasury Regulations under that Code Section, and the other guidance of general applicability issued thereunder.

(b) “Non-Key Employee” is an employee who does not meet the definition of Key Employee.

(c) “Compensation” means compensation within the meaning of Code Section 415(c)(3), as set out in the general definition of Compensation under Section 1.09(a).

(d) “Required Aggregation Group” means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or of Code Section 410.

(e) “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The ESOP Committee will determine the Permissive Aggregation Group.

(f) “Employer” means the Employer that adopts this Plan and any Related Employers.

(g) “Determination Date” for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of this Plan, the Accounting Date of that Plan Year.

The present values of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting ‘five (5) year period’ for ‘one (1) year period.’

The Account of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account.

(h) The “Determination Period” is the one (1) year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment as described in Code Section 416(g)(3)(B), death or Disability, the Determination Period shall be the five (5) year period ending on the Determination Date.

(i) Notwithstanding the foregoing, no top heavy determination shall be made for any Plan Year in which the Plan satisfies Code Section 416(g)(4)(H).

1.14 DIRECT ROLLOVER. A “Direct Rollover” is a payment by this Plan to the Eligible Retirement Plan specified by the Distributee.

1.15 DISABILITY. “Disability” is a Participant who is considered totally and permanently disabled under the Company’s long-term disability plan. If the Company does not sponsor a long-term disability plan, then a Participant will be considered totally and permanently disabled if such Participant is determined to be disabled by the Social Security Administration under the Social Security Act then in effect.

1.16 DISQUALIFIED PERSON. “Disqualified Person” means a person who is:

(a) a Fiduciary;

(b) a person providing services to this Plan;

(c) an Employer any of whose Employees are covered by this Plan;

(d) an employee organization any of whose members are covered by this Plan;

(e) an owner, direct or indirect, of fifty percent (50%) or more of:

(i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation;

(ii) the capital interest or the profits interest of a partnership; or

(iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an employee organization described in subparagraph (c) or (d) above;

(f) a member of the family (as hereafter defined) of any individual described in subparagraph (a), (b), (c), or (e) above (the term “family” means an individual’s spouse, ancestor, lineal descendent, and any spouse of a lineal descendent);

(g) a corporation, partnership, or trust or estate of which (or in which) fifty percent (50%) or more of:

(i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation;

(ii) the capital interest or profits interest of such partnership; or

(iii) the beneficial interest of such trust or estate is owned, directly or indirectly, or held by persons described in subparagraph (a), (b), (c), (d) or (e) above;

(h) an officer, director (or an individual having powers or responsibilities similar to those of officers or directors), a ten percent (10%) or more shareholder, or a highly compensated employee (earning ten percent (10%) or more of the yearly wages of an Employer) of a person described in subparagraph (c), (d), (e) or (g) above; or

(i) a ten percent (10%) or more (in capital or profits) partner or joint venturer of a person described in subparagraph (c), (d), (e) or (g) above.

The Secretary of the Treasury, after consultation and coordination with the Secretary of Labor or his delegate, may by regulation prescribe a percentage lower than fifty percent (50%) for subparagraphs (e) and (g) above and lower than ten percent (10%) for subparagraphs (h) and (i) above.

For purposes of subparagraphs (e)(i) and (g)(i) above, there shall be taken into account indirect stockholdings which would be taken into account under Code Section 267(c)(4), except that, for purposes of this paragraph, Code Section 267(c)(4) shall be treated as providing that the members of the family of an individual shall include his spouse, ancestor, lineal descendant, and any spouse of a lineal descendant.

For purposes of subparagraphs (e)(ii) and (iii), (g)(ii) and (iii), and (i) above, the ownership of profits or beneficial interests shall be determined in accordance with the rules for constructive ownership of stock provided in Code Section 267(c) (other than paragraph (3)), except that Code Section 267(c)(4) shall be treated as providing that the members of the family of an individual shall include his spouse, ancestor, lineal descendant, and any spouse of a lineal descendant.

1.17 DISTRIBUTEE. “Distributee” means an individual entitled to a distribution under the Plan. Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

1.18 DIVIDEND. “Dividend” means a distribution made by the Company to its shareholders in the form of a dividend (as defined in Code Section 316) with respect to its Employer Securities.

1.19 EFFECTIVE DATE. “Effective Date” of the Plains Capital Corporation Employees’ Stock Ownership Plan means January 1, 2004.

1.20 ELECTIVE CONTRIBUTIONS. “Elective Contributions” are amounts excludable from the Employee’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b), and contributed by the Employer, at the Employee’s election, to a Code Section 401(k) arrangement, a simplified employee pension, a cafeteria plan, a tax-sheltered annuity or a Code Section 132(f) plan.

1.21 ELIGIBILITY YEAR OF SERVICE. “Eligibility Year of Service” means the Employment Period during which such Employee is employed for a consecutive twelve (12) month period. For purposes of determining an Employee’s Eligibility Year of Service, the “Employment Period” to be used shall be the initial twelve (12) consecutive month period beginning on an Employee’s Date of Employment and thereafter the Plan Year, beginning with the Plan Year within which occurs the Employee’s first (1st) anniversary of his Date of Employment.

1.22 ELIGIBLE EMPLOYEE. Each Employee becomes an “Eligible Employee,” and thereby eligible to participate in this Plan, upon completion of one quarter of one Eligibility Year of Service (calculated on a consecutive ninety [90] day period basis) as provided in Article II. Notwithstanding anything in this Section 1.22 to the contrary, in the event an individual is not shown on the payroll records of an Employer as an Employee eligible to participate in this Plan and, as a result, is denied eligibility into this Plan in accordance with Article II, any classification of such individual as an Employee shall only be effective for purposes of this Plan from the date the Employer determines that such individual is an Employee (notwithstanding any retroactive classification by anyone of such individual as an Employee for any other purpose under the Code).

1.23 ELIGIBLE RETIREMENT PLAN. An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution to the surviving spouse, however, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

1.24 ELIGIBLE ROLLOVER DISTRIBUTION. An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include the following: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities); and (4) any hardship distribution from any qualified plan. Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. Furthermore, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.25 EMPLOYEE. “Employee” means any common law employee of the Employer or a Related Employer, but excludes any person who is an independent contractor. In the event that an individual is misclassified as other than an Employee and, as a result, is denied eligibility into this Plan, any re-classification of such individual as an Employee (by a court, administrative agency, or otherwise) shall only be effective for purposes of this Plan from the date of such determination (notwithstanding any retroactive classification of such individual as an Employee for any other purpose under the Code).

1.26 EMPLOYER. “Employer” means Plains Capital Corporation, a Texas corporation, and any successor which shall maintain this Plan, and any Participating Employer. If the Employer is an S Corporation, a Related Employer may adopt this Plan but only in the event that the S Corporation status of the Company (if such status is elected by the Company) is not terminated or jeopardized in any way by the Related Employer adopting the Plan.

1.27 EMPLOYER CONTRIBUTIONS. “Employer Contributions” means contributions made by the Employer to the Plan.

1.28 EMPLOYER SECURITIES. “Employer Securities” means common stock issued by the Company, which is readily tradable on an established securities market. If there is no common stock which meets such requirements, the term “Employer Securities” or “Company Stock” shall mean common stock issued by the Company, having a combination of voting power and dividend rights equal to or in excess of:

(a) that class of common stock of the Company having the greatest voting power; and

(b) that class of common stock of the Company having the greatest dividend rights.

(c) Noncallable preferred stock shall also be treated as “Employer Securities” if such stock is convertible at any time into stock which meets the qualifications above, and if such conversion is at a conversion price which (at the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets such requirements.

(d) Special Definition. The term “Employer Securities” means the definition as defined in this Section 1.28 above but shall not be construed to include more than one class of stock if the Company is operating as an S Corporation.

1.29 EMPLOYER SECURITIES ACCOUNT. “Employer Securities Account” means the Account of a Participant which is credited with shares and fractional shares of Employer Securities purchased and paid for by the Trust, contributed to the Trust, transferred to the Trust or shares of Employer Securities otherwise allocable because of the Participant’s participation in this Plan, and shall include any Transferred Stock.

1.30 ENTRY DATE. “Entry Date” means the first business day of the semi-monthly payroll period.

1.31 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto and the final and temporary Regulations promulgated, and the applicable rulings issued thereunder. References herein to Sections of ERISA shall include any successor provisions thereto.

1.32 ESOP PORTION. “ESOP Portion” means the employee stock ownership plan portion established under this Plan, which is intended to qualify as an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) and ERISA Section 407(d)(6). The ESOP Portion is designed to invest primarily in Employer Securities.

1.33 ESOP COMMITTEE. “ESOP Committee” means the Plains Capital Corporation Employees’ Stock Ownership Plan Committee, which members are appointed by the Company, as from time to time constituted.

1.34 EXEMPT LOAN. “Exempt Loan” means a loan or loans made to the Trust by a Disqualified Person or a loan to the Trust which a Disqualified Person guarantees, provided the loan or loans satisfies the requirements of Treasury Regulation Section 54.4975-7(b).

1.35 FIDUCIARY. “Fiduciary” means any person who: (a) exercises any discretionary authority or discretionary control and management of this Plan or exercises any authority or control and management or disposition of Plan assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Trust or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of this Plan and the Trust, including, but not limited to, the Trustee, the ESOP Committee and any person designated under ERISA Section 405(c)(1)(B).

1.36 FORFEITURE. “Forfeiture” refers to the amount of a Participant’s Account Balance which is not Vested and is forfeited pursuant to Article V.

1.37 FORMER PARTICIPANT. “Former Participant” means a person who has been a Participant but who ceased to be a Participant for any reason.

1.38 GENERAL INVESTMENTS ACCOUNT. “General Investments Account” means the Account of a Participant which is increased by his share of the Income of the Trust Fund and Employer Contributions and Forfeitures (if any), other than amounts invested in Employer Securities, and which is decreased (to the extent allowed by law) by amounts necessary to pay for Employer Securities. A Participant’s General Investment Account will include cash held in that Participant’s Transferred Stock Account, if any. Participants’ General Investment Accounts will be held in the Profit Sharing Portion of the Plan.

1.39 GENERAL OBLIGATIONS. “General Obligations” means obligations of the Trust not arising from extensions of credit to the Trust, but which are commitments which arise from authorized activities of the Trust, including, but not limited to, expenses incurred by the Trust.

1.40 HIGHLY COMPENSATED EMPLOYEE. “Highly Compensated Employee” means an Employee who:

(a) is a more than five percent (5%) owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code Section 318, for an unincorporated entity) during the Plan Year or during the preceding Plan Year; or

(b) for the preceding Plan Year, had Compensation from the Employer greater than Ninety-Five Thousand Dollars ($95,000) (as adjusted by the Commissioner of the Internal Revenue Service for the relevant year), and was in the top paid group of Employees. For purposes of this clause (b), the “top paid group” is the top twenty percent (20%) of Employees based on their Compensation.

The dollar threshold amount specified in this Section 1.40 shall be adjusted at such time and in the same manner as under Code Section 415(d). In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Related Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.” A “Highly Compensated Former Employee” means a former employee who was a Highly Compensated Employee when such Employee separated from service, or was a Highly Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section 1.40, “Compensation” means the general definition of “Compensation” in Section 1.09(a).

1.41 HOUR OF SERVICE. “Hour of Service” means an hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The ESOP Committee credits Hours of Service under this Section 1.41 to the Employee for the computation period in which the Employee performs the duties, regardless of when paid.

1.42 INACTIVE PARTICIPANT. “Inactive Participant” means a Participant who is no longer an Employee.

1.43 INCOME OF THE TRUST FUND. “Income of the Trust Fund” means the net gain or loss of the General Investments Accounts of the Trust Fund, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other than Employer Securities, and on other investment transactions, and reduced by expenses paid from the Trust Fund. The expenses of the Trust Fund do not include interest paid on any Exempt Loan.

1.44 INVESTMENT MANAGER. “Investment Manager” means any person, firm, or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank or an insurance company, and who has the power to manage, acquire, or dispose of Plan assets, and who acknowledges in writing his fiduciary responsibility to this Plan.

1.45 LATE RETIREMENT DATE. “Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached his Normal Retirement Age.

1.46 LEASED EMPLOYEES. This Plan treats a Leased Employee as an Employee of the Employer only for the purposes it is required to do so under Code Section 414(n). A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one (1) year and who performs services under the primary direction and control of the Employer. If a Leased Employee is treated as an Employee by reason of this Section, “Compensation” includes compensation from the leasing organization which is attributable to services performed for the Employer.

1.47 LEAVE OF ABSENCE. “Leave of Absence” shall mean an absence from the active employment of an Employer by reason of an approved absence granted by such employer on the basis of a uniform policy applied by such Employer without discrimination. Such a Leave of Absence will not constitute a Termination of Employment provided the Employee returns to the active employment of the Employer at or prior to the expiration of his leave, or if not specified therein, within the period of time which accords with such Employer’s policy with respect to permitted absences. If the Employee does not return to the active employment of such Employer at or prior to the expiration of his Leave of Absence, his employment will be considered terminated as of the date on which his leave began. Notwithstanding the foregoing provisions of this Section 1.47, absence from the active service of the Employer because of military service will be considered a Leave of Absence granted by an Employer and will not terminate the employment of an Employee if he returns to the active employment of an Employer within the period of time during which he has reemployment rights under any applicable Federal law or within sixty (60) days from and after discharge or separation from such military service if no Federal law is applicable. However, no provision of this Section 1.47 or of the remainder of this Plan shall require reemployment of any Employee whose active service with an Employer was terminated by reason of military service.

1.48 LEVERAGED EMPLOYER SECURITIES. “Leveraged Employer Securities” means Employer Securities acquired by the Trust with the proceeds of an Exempt Loan.

1.49 NET PROFITS. “Net Profits” mean, with respect to any fiscal year, the Employer’s net income or profit for such fiscal year determined upon the basis of the Employer’s books of account in accordance with generally accepted accounting principles without any reduction for tax based upon income, or for contributions made by the Employer to this Plan.

1.50 NONALLOCATION YEAR. “Nonallocation Year” means any Plan Year of this Plan if, at any time during such Plan Year:

(a) this Plan holds Employer Securities consisting of shares of stock in an S Corporation, and

(b) S Corporation Disqualified Persons cumulatively own at least fifty percent (50%) of the number of shares of stock in the S Corporation. For purposes of this Section 1.50(b), stock includes, but is not limited to, Employer Securities owned directly by the S Corporation Disqualified Person, Deemed-Owned Shares of the S Corporation Disqualified Person, and Synthetic Equity of the S Corporation Disqualified Person.

(c) For purposes of this Section 1.50, the following attribution rules shall apply:

(i) The rules of Code Section 318(a) shall apply for purposes of determining ownership except that:

(A) in applying paragraph (1) thereof, the members of an individual’s family shall include members of the family described in Code Section 409(p)(4)(D), and

(B) paragraph (4) thereof shall not apply.

(ii) Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning Deemed-Owned Shares of the individual.

1.51 NORMAL RETIREMENT AGE. “Normal Retirement Age” means sixty-five (65) years of age.

1.52 ONE-YEAR PERIOD OF SEVERANCE. “One-Year Period of Severance” means a twelve (12) consecutive month Period of Severance. Notwithstanding the foregoing provisions hereof, or any other provision of this Plan to the contrary, in the case of an Eligible Employee who is absent from work for any period: (i) by reason of: (a) the Eligible Employee’s pregnancy; (b) the birth of the Eligible Employee’s child; or (c) the placement of a child with the Eligible Employee in connection with the adoption of such child by the Eligible Employee; or (ii) for the purpose of caring for such child for a period beginning immediately following such birth or placement, the twelve (12) consecutive month period ending on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance but shall not constitute a period of Service.

1.53 PARTICIPANT. “Participant” is an Eligible Employee who becomes a Participant in this Plan in accordance with the provisions of Article II.

1.54 PARTICIPATING EMPLOYER. Subject to Section 11.13, “Participating Employer” is any corporation or organization which is a member of a group of corporations described in Code Section 409(l) that includes the Company and complies with Code Section 1361 (if S Corporation status has been elected by the Company) that has adopted this Plan and its related Trust(s), with the consent of the Board. Throughout this instrument, a distinction is purposely drawn between rights and obligations of the Company and rights and obligations of an Employer (which includes a Participating Employer). The rights and obligations specified as belonging to the Company shall belong only to it, including but not limited to, appointment of the ESOP Committee, appointment and removal of the Trustee, amendment of this Plan, and termination of this Plan. An Employer’s instrument of adoption may provide for the following: (i) making of an initial contribution to the Trust, (ii) making such other changes with respect to this Plan as are approved by the ESOP Committee, and (iii) the designation of the name of this Plan with respect to its Employees. Each Employer shall have the obligation, as hereinafter provided and as may be provided in its instrument of adoption, to make contributions for its own Participants, and no Employer shall have the obligation to make contributions for the Participants of any other Employer unless determined by the ESOP Committee. The Board of Directors shall have the absolute discretion and right to approve, modify, or disapprove all contributions of Employers prior to the date of such contributions. Any failure by an Employer to fulfill its own obligations under this Plan shall, except as provided in this Section 1.54, have no effect upon any other Employer. An Employer may withdraw from this Plan without affecting any other Employer. If an Employer withdraws or its participation is terminated by the Board, such Employer may, in its sole discretion, adopt for its Employees alone and independent of this Plan its own plan which shall be considered a continuation of this Plan with respect to itself and its Participants.

1.55 PERIOD OF SEVERANCE. “Period of Severance” means the period of time beginning on an Employee’s Severance Date and ending on his Date of Reemployment.

1.56 PLAN. “Plan” means the retirement plan established herein by the Company designated as the Plains Capital Corporation Employees’ Stock Ownership Plan. The Company has designated this Plan to consist of three portions: a Profit Sharing Portion, an ESOP Portion and a Stock Bonus Portion.

1.57 PLAN ADMINISTRATOR. “Plan Administrator” is the Company, unless the Company designates another person or persons to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA.

1.58 PLAN YEAR. “Plan Year” means the twelve (12) consecutive month period beginning on January 1, of each year and ending on the following December 31.

1.59 PROFIT SHARING ACCOUNT. “Profit Sharing Account” means the Account of a Participant which represents his or her interest, if any, in the Profit Sharing Plan Portion of this Plan.

1.60 PROFIT SHARING AND 401(k) PLAN. “Profit Sharing and 401(k) Plan” means the Plains Capital Corporation Profit Sharing and 401(k) Plan.”

1.61 PROFIT SHARING AND 401(k) PLAN ACCOUNT. “Profit Sharing and 401(k) Plan Account” means a Participant’s profit sharing account balance in the Profit Sharing and 401(k) Plan.”

1.62 PROFIT SHARING PORTION. “Profit Sharing Portion” means the profit sharing portion established under this Plan, which is intended to be qualified under Code Section 401(a).

1.63 PUBLICLY TRADED. “Publicly Traded” means Qualifying Employer Securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (“Securities Exchange Act”) or that are quoted on a system which is sponsored by a national securities association registered under Section 15(A)(b) of the Securities Exchange Act.

1.64 QUALIFIED ELECTION PERIOD. “Qualified Election Period” means the six (6) Plan Years beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

1.65 QUALIFIED PARTICIPANT. “Qualified Participant” means a Participant who has attained age fifty-five (55) and who, commencing on the Effective Date, has completed at least ten (10) years of participation in this Plan. Notwithstanding the preceding, for any Participant who has a Transferred Stock Account, a Qualified Participant means a Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation in this Plan or in the Profit Sharing and 401(k) Plan prior to December 19, 2005. A “year of participation” means a Plan Year commencing on the date in which the Participant was eligible for an allocation of Employer Contributions under the ESOP, or, for Participants who have a Transferred Stock Account, was eligible for an allocation of profit sharing contributions under the Profit Sharing and 401(k) Plan, regardless of whether the Participant actually received such allocation for that Plan Year.

1.66 QUALIFYING EMPLOYER SECURITIES. “Qualifying Employer Securities” means Employer Securities which are (1) stock or otherwise an equity security or (2) a bond, debenture, note, or certificate, or other evidence of indebtedness described in Code Section 503(e).

1.67 REGULATIONS. “Regulations” and “Treasury Regulations” means the final and temporary regulations issued by the Internal Revenue Service which interpret the provisions of the Internal Revenue Code of 1986, as amended. “Regulations” and “Labor Regulations” also means the final and temporary regulations issued by the Department of Labor which interpret the provisions of the Employee Retirement Income Security Act of 1974, as amended.

1.68 RELATED EMPLOYERS. “Related Employers” means a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)). “Related Employer” means one of the Related Employers. “Related Employer” also means Plains Capital Corporation. If the Employer is a Related Employer, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the limitations on allocations of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. Only an Employer may contribute to this Plan, and such contributions must be approved by the Board of Directors. Only an Employee is eligible to participate in this Plan.

1.69 RESTRICTED PARTICIPANT. “Restricted Participant” means an Inactive Participant and an S Corporation Disqualified Person whose stock ownership (including Deemed-Owned Shares) could result in a Nonallocation Year.

1.70 RETIREMENT. “Retirement” means a Participant’s Separation from Service with an Employer on or after attaining Normal Retirement Age.

1.71 S CORPORATION. “S Corporation” means an Employer who, with the consent of its shareholders, properly made the election under Code Section 1361(a) to be treated as such for federal income tax purposes.

1.72 S CORPORATION DISQUALIFIED PERSON. “S Corporation Disqualified Person” means any person if:

(a) the aggregate number of Deemed-Owned Shares of such person and the members of such person’s family is at least twenty percent (20%) of the number of Deemed-Owned Shares of stock in the S Corporation, or

(b) in the case of a person not described in (a) above, the number of Deemed-Owned Shares of such person is at least ten percent (10%) of the number of Deemed-Owned Shares of stock in such S Corporation.

In the case of an S Corporation Disqualified Person described in (a) above, any member of such person’s family with Deemed-Owned Shares shall be treated as an S Corporation Disqualified Person if not otherwise treated as an S Corporation Disqualified Person under (a) or (b) above.

For the purposes of this Section 1.72, the term “member of the family” means, with respect to any individual:

(i) the spouse of the individual,

(ii) an ancestor or lineal descendant of the individual or the individual’s spouse,

(iii) a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister; and

(iv) the spouse of any individual described in (i) or (ii) above.

For purposes of this Section 1.72, a spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this paragraph.

1.73 S CORPORATION DISTRIBUTION. “S Corporation Distribution” shall mean any distribution of cash made in the form of a Dividend by an S Corporation to this Plan, for each Plan Year, in the amount which its Board of Directors may from time to time deem advisable and/or the income of an S Corporation as passed through to its shareholders under the principles of Code Section 1366.

1.74 SEPARATION FROM SERVICE. “Separation from Service” or “Separates from Service” or “Separated from Service” means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

1.75 SERVICE. “Service” means the period of time beginning on an Employee’s Date of Employment or Date of Reemployment, whichever applies, and ending on his Severance Date. A period of Service shall also include a Period of Severance of less than twelve (12) consecutive months. For instance, if an Employee suffers a Termination of Employment and then has a Date of Reemployment within twelve (12) months after the date of such Termination of Employment, a Period of Severance will be included in determining a period of Service and, consequently, a Year of Service.

If an Employee suffers a Termination of Employment during the first twelve (12) months of a Leave of Absence, such Employee’s period of Service shall not include any Period of Severance beginning on the date such Employee suffered a Termination of Employment and ending on such Employee’s Date of Reemployment, if any, if such Date of Reemployment does not occur within the twelve (12) month period commencing on the date such Termination of Employment began.

If an Employee works simultaneously for more than one Employer and/or Related Employer, the total period of Service for such Employee shall not be increased by reason of such simultaneous employment. A period of Service shall include all periods of employment with an Employer (including any Related Employer with respect to such Employers) and any predecessor employer before the Effective Date.

1.76 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, this Plan shall treat service of the Employee with the predecessor employer as Service with the Employer.

1.77 SEVERANCE DATE. “Severance Date” means the date on which an Eligible Employee has a Termination of Employment.

1.78 STOCK BONUS PORTION. “Stock Bonus Portion” means the stock bonus portion established under this Plan, which is intended to be qualified under Code Section 401(a), including Code Section 401(a)(23). The Stock Bonus Portion is designed to invest primarily in Employer Securities.

1.79 SYNTHETIC EQUITY. “Synthetic Equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except to the extent provided in regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value. Synthetic Equity also includes the following forms of deferred compensation: (i) any remuneration for services rendered to the Employer, or a Related Employer, to which Code Section 404(a)(5) applies; (ii) any right to receive property in a future year to which Code Section 83 applies for the performance of services rendered to the Employer or a Related Employer; (iii) any transfer of property to which Code Section 83 applies in connection with the performance of services for the Employer or a Related Employer, to the extent such property is not substantially vested within the meaning of Code Section 1.83-3(i) by the end of the Plan Year in which the property was transferred; and (iv) any other remuneration for services rendered to the Employer or a Related Employer under a plan, method, or arrangement deferring receipt of the remuneration to a date that is after the 15th day of the 3rd calendar month after the end of the calendar year in which the services were performed.

In the case of a person who owns Synthetic Equity in the S Corporation, except to the extent provided in regulations, the shares of stock in the S Corporation on which such Synthetic Equity is based shall be treated as outstanding stock in such corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity of one (1) or more persons results in:

(a) the treatment of any person as an S Corporation Disqualified Person, or

(b) the treatment of any Plan Year as a Nonallocation Year.

For purposes of this Section, Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Code Section 318(a). If, without regard to this paragraph, a person is treated as an S Corporation Disqualified Person or a Plan Year is treated as a Nonallocation Year, this paragraph shall not be construed to result in the person or year not being so treated.

1.80 TERMINATION OF EMPLOYMENT. “Termination of Employment” means the termination of employment with all Employers, whether voluntarily or involuntarily.

1.81 TRANSFERRED STOCK. “Transferred Stock” means Employer Securities transferred from the Profit Sharing and 401(k) Plan to this Plan. All Transferred Stock will be held in the Stock Bonus Portion of the Plan.

1.82 TRANSFERRED STOCK ACCOUNT. “Transferred Stock Account” means the Account maintained for each Participant to which (i) all shares of Transferred Stock allocated to such Participant; and (ii) all cash transferred from the Profit Sharing and 401(k) Plan and allocated to such Participant shall be credited.

1.83 TRUST. “Trust” means the Plains Capital Corporation Employees’ Stock Ownership Trust which is and becomes a part of this Plan.

1.84 TRUSTEE. “Trustee” means the trustee or trustees acting at the time in question under the Trust, and its or his or her or their successor(s) as such.

1.85 TRUST FUND. “Trust Fund” means all property of every kind held or acquired by the Trustee under the Trust. “Trust Fund” is also referred to as “Trust Assets.”

1.86 UNALLOCATED EMPLOYER SECURITIES ACCOUNT. “Unallocated Employer Securities Account” means the suspense account maintained under this Plan to which will be credited all shares of Leveraged Employer Securities prior to the allocation of such shares to a Participant’s Employer Securities Accounts.

1.87 UNALLOCATED GENERAL INVESTMENTS ACCOUNT. “Unallocated General Investments Account” means the suspense account maintained under this Plan which reflects all transactions of this Plan involving cash and assets other than Employer Securities, prior to the allocation of such cash and other assets to the General Investments Accounts. After all allocations to the General Investments Accounts have been completed under Section 9.11, the Unallocated General Investments Account shall have a zero balance as of the end of each Plan Year.

1.88 USERRA. “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.89 VALUATION DATE. “Valuation Date” means each date on which the Trust Fund is valued under Sections 9.11 and 11.16.

1.90 VESTED. “Vested” refers to the portion of a Participant’s Account Balance which is Nonforfeitable. “Nonforfeitable” means a Participant’s or Beneficiary’s unconditional claim, legally enforceable against this Plan, to the Participant’s or Beneficiary’s Account Balance.

1.91 YEAR OF SERVICE. “Year of Service” means each period of Service of three hundred sixty-five (365) days, subject to the provisions of Sections 1.72 and 5.08 hereof, beginning with the Eligible Employee’s Date of Employment or Date of Reemployment with any Employer, Related Employer, or predecessor employer; provided, however, without limitation, that a period of employment shall be treated as a period of Service for purposes of this Section 1.91, only if it would so be treated if it were Service with a Related Employer or Employer. For all Plan purposes, Years of Service shall be determined under the terms of this Plan; provided, however, notwithstanding the preceding sentence, if a Participant has a Date of Reemployment, such Participant’s periods of Service before and after such Date of Reemployment which are required to be taken into account under this Plan shall be determined on the basis of the actual number of days in such aggregated periods of Service.

End of Article I

ARTICLE II

EMPLOYEE PARTICIPANTS

2.01 PARTICIPATION. Each Eligible Employee shall become a Participant on the Entry Date coincident with or immediately following the date upon which such Eligible Employee completes one quarter of one Eligibility Year of Service (calculated on a consecutive ninety [90] day period basis) with the Employer, provided such Eligible Employee is employed by the Employer on such Entry Date.

2.02 YEARS OF SERVICE - PARTICIPATION. For purposes of an Employee’s participation in this Plan under Section 2.01, this Plan takes into account all of his Years of Service with the Employer.

2.03 EFFECTIVE DATE OF PARTICIPATION. Subject to any contrary language in a Participating Employer’s adoption agreement, all Employees employed by a Participating Employer on the effective date of the Participating Employer’s adoption of the Plan will become Participants in this Plan effective upon the later of: (i) the Effective Date; or (ii) each Employee’s date of hire. Thereafter, an Eligible Employee shall become a Participant effective as of the Entry Date coinciding with or next following the date on which such Employee became an Eligible Employee.

2.04 DETERMINATION OF ELIGIBILITY. The ESOP Committee shall determine the eligibility of each Employee for participation in this Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to this Plan and ERISA.

2.05 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates shall re-enter this Plan as a Participant on the date of his reemployment. An Employee who satisfied this Plan’s eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered this Plan had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying this Plan’s eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

2.06 INELIGIBILITY TO BECOME A PARTICIPANT. Notwithstanding the provisions of Section 2.01 above, any Eligible Employee shall not be eligible and shall not become a Participant, and any Employee who is a Participant shall cease to be eligible to be a Participant, if:

(a) Such Employee is or becomes a member of a collective bargaining unit if retirement benefits covering such unit were the subject of good faith bargaining and coverage under this Plan was not agreed to under such bargaining;

(b) Such Employee is employed by a Related Employer that is not a Participating Employer or is excluded from participation by the terms of the Employer’s adoption agreement; or

(c) Such individual is not on the payroll of an Employer, regardless of whether such individual is considered a “Leased Employee” within the meaning of Code Section 414(n) and 414(p);

(d) Such Employee is a non-resident alien (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

2.07 TERMINATION OF ELIGIBILITY.

(a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in this Plan for each Year of Service completed while a noneligible Employee, until such time as his Account shall be forfeited or distributed pursuant to the terms of this Plan. Additionally, his interest in this Plan shall continue to share in the earnings of the Trust Fund.

(b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees. The Period of Severance rules do not apply for purposes of eligibility to participate in this Plan.

2.08 CONTINUANCE AS A PARTICIPANT. Notwithstanding any other provision herein, a Participant shall continue as a Participant until whichever of the following dates first occurs:

(a) The date of such Participant’s death;

(b) The date the Participant ceases to be an Employee; or

(c) The date the Participant becomes ineligible to participate in this Plan, pursuant to Section 2.06.

After an individual ceases to be a Participant, his Account(s) shall continue to be held and invested pursuant to the terms of this Plan, and shall share in the earnings or losses of this Plan pending distribution pursuant to Article VI. However, he shall be ineligible to share in Employer Contributions or Forfeitures, if any.

2.09 EMPLOYMENT BY EMPLOYER; SERVICE WITH NEWLY ACQUIRED ENTITIES; RECORDS OF EMPLOYER. Notwithstanding any other provision herein, this provision applies, as follows:

(a) In the event the Employer has or shall acquire the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors may direct to what extent, if any, employment by such organization shall be deemed to be employment by the Employer, and, in connection therewith, may specify a special Entry Date.

(b) The personnel records of the Employer or any Related Employer shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

End of Article II

ARTICLE III

CONTRIBUTIONS, ALLOCATIONS, AND FORFEITURES

3.01 AMOUNT.

(a) Contribution. An Employer may contribute to this Plan for each Plan Year the amount (i) which its Board of Directors may from time to time deem advisable and (ii) which is approved by the Board of Directors of the Company. An Employer may contribute to this Plan regardless of whether it has Net Profits. However, an Employer may not make a contribution to this Plan for any Plan Year to the extent the contribution would exceed the Participants’ Maximum Permissible Amount pursuant to Section 3.07.

(b) Return of Contribution. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the ESOP Committee, must return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. However, no portion of the Employer’s contribution under the provisions of this paragraph will be returned longer than one (1) year after:

(i) The Employer made the contribution by mistake of fact; or

(ii) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The amount of the returned Employer Contributions under this Section 3.01 shall not be increased for any earnings attributable to the contribution, but the ESOP Committee will direct the Trustee to decrease the Employer Contributions returnable for any losses attributable to it. The ESOP Committee may direct the Trustee to require the Employer to furnish it whatever evidence the Company deems necessary to enable the ESOP Committee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

(c) Form of Contribution. The Employer may make its contribution in cash, in Employer Securities, or in the form of forgiveness of any indebtedness owing by the Trust to an Employer (including an Employer’s payment of indebtedness owing by the Trust to any third party), as the Employer from time to time may determine provided the contribution (including, but not limited to, Employer Securities) is not a prohibited transaction under the Code or ERISA. The Employer may make its contribution of Employer Securities at fair market value determined at the time of contribution.

(d) Amount of Contribution. The amount of Employer Contributions for each Plan Year shall never be less than the amount required to enable the Trust to discharge its Current Obligations notwithstanding whether some or all of such contributions may fail to qualify for income tax deductions by the Employer.

(e) Dividend or S Corporation Distribution. The Employer may, in addition to its contributions to the Trust, pay cash or other property to the Trust in the form of a Dividends or S Corporation Distributions.

3.02 DETERMINATION OF CONTRIBUTION. Subject to Section 3.01, the Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of this Plan.

3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one (1) or more installments without interest. The Employer must make its contribution to the Trust within the time prescribed by the Code or applicable Treasury Regulations to be deductible on its federal corporate income tax return.

3.04 ALLOCATIONS.

(a) Method of Allocation.

(i) Allocations to Accounts.

(A) Employer Securities Account. Subject to Section 3.06, the Employer Securities Account of each Participant shall be increased by his allocable share (determined under this Plan) of (i) the shares of Employer Securities (including fractional shares) purchased and paid for by this Plan and designated by the Employer to be held in a Participant’s Employer Securities Account (ii) shares of Employer Securities contributed in kind by the Employer and designated by the Employer to be held in a Participant’s Employer Securities Account; (iii) stock (in kind) Dividends paid on Employer Securities held in his Employer Securities Account; and (iv) Employer Securities released from the Unallocated Employer Securities Account. Such credits shall be recorded in whole shares and fractional shares of Employer Securities in order that such Account shall share in any appreciation (or depreciation) in the market value of the shares of Employer Securities in a Participant’s Employer Securities Account, or any decreases in such market value. All fractional shares shall be computed at least to the nearest one-one hundredth (1/100th) of a share (i.e., at least two places to the right of the decimal).

(B) General Investments Account. Subject to Section 3.06, the General Investments Account of each Participant will be increased (or decreased) by the dollar value of his allocable share of (i) the net income (or loss) of this Plan attributable to such Account; (ii) cash Dividends and other rights or warrants paid or received on Employer Securities in his Employer Securities Account; (iii) Employer Contributions and Forfeitures (if any) designated by the Employer to be held in each Participant’s General Investments Account; (iv) appreciation (or depreciation) in the fair market value of the assets of this Plan (other than Employer Securities) attributable to such

Account); and (v) S Corporation Distributions (pursuant to the provisions of Section 3.01(e)). To the extent allowed by law, the General Investments Account of each Participant will be decreased for any payments on purchases of Employer Securities or repayment of an Exempt Loan (including principal and interest) incurred for the purchase of Employer Securities which are attributable to such Account.

(C) Unallocated Employer Securities Account and Unallocated General Investment Account.

(1) Unallocated Employer Securities Account. The Unallocated Employer Securities Account shall be increased as of each Valuation Date by the number of shares of Employer Securities purchased with the proceeds of an Exempt Loan. The Unallocated Employer Securities Account shall also be increased as of each Valuation Date by the stock (in kind) Dividends received with respect to Employer Securities held in such Account and by any Employer Securities purchased with funds from the Unallocated General Investments Account. The Unallocated Employer Securities Account shall be decreased by the number of shares of Employer Securities released from such Account in accordance with Section 3.05.

(2) Unallocated General Investments Account. The Unallocated General Investments Account will be increased (or decreased) with a dollar value of such Account’s allocable share of: (A) the net income (or loss) of this Plan attributable to such Account; (B) cash Dividends (and other rights or warrants, if any) received on Employer Securities in the Unallocated Employer Securities Account; and (C) amounts attributable to such Account that are used to purchase Employer Securities or to repay an Exempt Loan in accordance with Section 3.05.

(ii) Allocation Procedures. Subject to Sections 3.04(b) and 3.05, the General Investments Account, Unallocated General Investments Account, Employer Securities Accounts, and Unallocated Employer Securities Account shall be adjusted in accordance with the following:

(A) Income and Appreciation in Value of General Investments Accounts. The income of the General Investments Accounts and the Unallocated General Investments Account under this Plan (including the appreciation or depreciation in value of the assets in such Accounts) shall be allocated to such Accounts in proportion to the balances in such Accounts as of the immediately preceding Valuation Date, but after first reducing each such Account Balance by any distributions or charges from such Account since the immediately preceding Valuation Date. Such amounts shall be allocated among the General Investments Accounts and the Unallocated General Investments Accounts in a uniform and nondiscriminatory manner.

(B) Income and Dividends and Appreciation in Value of Employer Securities Accounts. Except as provided below, the income (except stock in kind Dividends) with respect to Employer Securities (except the unrealized appreciation or depreciation in value of Employer Securities held in both a Participant’s Employer Securities Accounts and the Unallocated Employer Securities Account) shall be allocated to the Participant’s General Investments Accounts or the Unallocated General Investments Account, as is appropriate, in proportion to the balances, as of the immediately preceding Valuation Date, in the respective Employer Securities Accounts or Unallocated Employer Securities Account to which the income is attributable but after first reducing each such Account Balance by any distributions or charges from such Accounts since the immediately preceding Valuation Date. Stock (in kind) Dividends with respect to Employer Securities shall be allocated to the Account which held the Employer Securities that earned the stock (in kind) Dividend.

Any cash Dividends received with respect to Employer Securities in the Unallocated Employer Securities Account purchased with the proceeds of such Exempt Loan shall be used first to repay current principal and then to repay current interest with respect to an Exempt Loan. To the extent no such Exempt Loan exists, such cash Dividends may be used to purchase Employer Securities to the extent available or to satisfy General Obligations of this Plan. To the extent no such loan obligation exists, or Dividends are not used to purchase Employer Securities or to satisfy General Obligations of this Plan, such Dividends shall be allocated to the Unallocated General Investments Account as provided in the first paragraph of this Section 3.04(a)(ii)(B).

Any cash Dividends received with respect to Employer Securities in the Allocated Employer Securities Account purchased with the proceeds of such Exempt Loan shall be used first to repay current principal and then to repay current interest with respect to the Exempt Loan. To the extent no such Exempt Loan exists, such cash Dividends may be used to purchase Employer Securities to the extent available or to satisfy the General Obligations of the Plan. To the extent no such loan obligation exists, or Dividends are not used to purchase Employer Securities or to satisfy General Obligations of this Plan, such Dividends may be allocated to each Participant’s General Investment Accounts as provided in the first paragraph of this Section 3.04(a)(ii)(B) or may be distributed in accordance with Section 6.04(c).

(C) Employer Contributions. Employer Contributions for the Plan Year shall be, to the extent made in cash and not used to repay an Exempt Loan, allocated to each Participant’s General Investments Accounts, or, if made in Employer Securities, to each Participant’s Employer Securities Accounts. The ESOP Committee will allocate and credit each annual Employer Contributions to the Account of each Participant who satisfies the conditions of Section 3.06. The ESOP Committee will make this allocation in the same ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

(D) Forfeitures. Forfeitures occurring during a Plan Year (net of any amount of Forfeitures allocated to the restoration of prior Forfeitures) shall first be used to reduce Plan expenses, and any remaining amounts attributable to Forfeitures during the Plan Year will be used to reduce Employer contributions to the Plan for that Plan Year and/or future Plan Years; provided, however, that Company approval is required in order for any Forfeitures that are not in the form of, or converted to, cash to be used to repay an Exempt Loan. In making a Forfeiture allocation under this provision, the ESOP Committee (or the Trustee at the direction of the ESOP Committee), to the extent possible, must first forfeit from a Participant’s General Investments Account, then from any other Account holding assets other than Employer Securities before making a Forfeiture from the Participant’s Employer Securities Account (or any other Account of a Participant holding Employer Securities), and then from the Participant’s Employer Securities Account (or any other Account of a Participant holding Employer Securities); provided that any Leveraged Employer Securities allocated to such Participant’s Employer Securities Account from the Unallocated Employer Securities Account shall be forfeited last. If the Employer is not an S Corporation and if the Participant has an interest in more than one class of Qualifying Employer Securities which have been allocated to a Participant’s Employer Securities Account (and any other Account holding Employer Securities), the ESOP Committee (or the Trustee at the direction of the ESOP Committee), to the extent possible, must forfeit the same proportion of each class of stock held in the Participant’s Employer Securities Account (and any other Account holding Employer Securities). In making a Forfeiture allocation under this provision, the ESOP Committee (or the Trustee at the direction of the ESOP Committee) will base Forfeitures of Employer Securities upon fair market value of the Employer Securities as of the Accounting Date of the Forfeitures.

(b) Top Heavy Minimum Allocation.

(i) Minimum Allocation. The ESOP Committee will determine whether this Plan is top heavy in any Plan Year. If the Employer satisfies the top heavy minimum benefit requirements in another qualified retirement plan it maintains, this Plan does not guarantee a top heavy minimum allocation. If another qualified retirement plan maintained by the Employer does not satisfy the top heavy minimum benefit requirements and this Plan is top heavy in any Plan Year, the following provisions apply:

(A) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year; and

(B) The top heavy minimum allocation is the lesser of three percent (3%) of the Non-Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employees. Without limitation, no top heavy minimum contribution shall be made for any Plan Year in which this Plan satisfied Code Section 416(g)(4)(H).

(ii) Determining Contribution Rates. For purposes of this Section 3.04(b), a Participant’s contribution rate is the sum of Employer Contributions (not including Employer contributions to Social Security) and Forfeitures (if any) allocated to the Account for the Plan Year divided by his or her Compensation for the entire Plan Year. However, for purposes of satisfying a Participant’s top heavy minimum, a Non-Key Employee’s contribution rate does not include any elective contributions under a Code Section 401(k) arrangement. To determine a Participant’s contribution rate, the ESOP Committee must treat all qualified top heavy defined contribution plans maintained by the Employer or by any Related Employers as a single plan.

(iii) No Allocations. If, for a Plan Year, there are no allocations of Employer Contributions or Forfeitures for any Key Employee, this Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one (1) plan.

(iv) Method of Compliance. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(b)(iv). The ESOP Committee first will allocate the Employer Contributions (and Forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(a)(ii)(C). The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(b) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan, is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top heavy minimum allocation. The ESOP Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

3.05 TREATMENT OF EMPLOYER SECURITIES PURCHASED UNDER AN EXEMPT LOAN.

(a) Debt Purchase of Employer Securities. All Employer Securities purchased by the Trust under an Exempt Loan shall initially be allocated to the Unallocated Employer Securities Account.

(b) Reallocation from Unallocated Employer Securities Account. As of the Accounting Date of each Plan Year, and as of any special Valuation Date, if directed by the ESOP Committee, there shall be transferred from the Unallocated Employer Securities Account to Participants’ Employer Securities Accounts, a portion of the Employer Securities purchased under an Exempt Loan equal to the number of shares determined by taking the shares so purchased which have not theretofore been released from the Unallocated Employer Securities Account multiplied in a manner specified in Section 11.17(f). Each Participant’s share of the Employer Securities to be allocated pursuant to the preceding sentence shall be determined by multiplying the number of shares of Employer Securities to be allocated in a manner specified in Section 11.17(f) hereof.

(c) Payments on Exempt Loan. As of the Valuation Date, installment payments, including principal and interest, made by the Trust out of Employer Contributions made with respect to the period then ending, under an Exempt Loan, will reduce the General Investments Account (to the extent allowed by law) in the same proportion that Employer Contributions are allocated under the provisions of Section 3.04(a)(ii)(C). For purposes of determining payments on an Exempt Loan, each such Exempt Loan shall provide for payment of principal and interest substantially in accordance with the following: (1) all income (“specified income”) allocable to the Unallocated Employer Securities Account and Unallocated General Investments Account that is attributable to collateral for the obligation or attributable to Employer Contributions made in order to meet this Plan’s obligation under such Exempt Loan shall be used, before any Employer Contributions are so used, to pay principal amounts due under such Exempt Loan; (2) Employer Contributions shall be first applied to repay interest under an Exempt Loan with any excess used to fund current principal requirements not otherwise funded by the specified income; (3) if the specified income of the Unallocated Employer Securities Account and Unallocated General Investments Account is not sufficient to pay principal due under the Exempt Loan, then Employer Contributions shall be used to fund the difference; and (4) if the specified income exceeds the amount necessary to pay principal due on Exempt Loans for the Plan Year, then such excess amount shall be first used to pay interest currently due with respect to the Exempt Loan and any remaining amount of income may, at the direction of the ESOP Committee, be used to prepay principal due on an Exempt Loan in succeeding Plan Years.

(d) Dividends Used to Repay Loan. To the extent permitted by law, if cash Dividends on allocated Leveraged Employer Securities held in a Participant’s Employer Securities Accounts are to be used to repay an Exempt Loan, the following provisions shall apply:

(i) Employer Securities at least equal in value to the cash Dividends used to make Exempt Loan payments shall be allocated to the Account that would otherwise have received the Dividend allocations; and

(ii) remaining released Employer Securities shall be allocated as a contribution pursuant to Section 3.04(a)(ii)(C).

(e) Allocations of S Corporation Distributions. Unless the ESOP Committee determines otherwise and subject to the provisions of Section 3.01(e), S Corporation Distributions paid on Employer Securities held in the Unallocated Employer Securities Account shall first be used to repay principal and interest due on an Exempt Loan. Unless the ESOP Committee determines otherwise, S Corporation Distributions paid on Employer Securities held in each Participant’s Employer Securities Account shall be allocated to such Participant’s General Investment Account and such S Corporation Distributions shall not be used to repay principal and interest due on an Exempt Loan, except to the extent otherwise allowed by law.

3.06 ACCRUAL OF BENEFIT.

(a) Accrual Benefit. The ESOP Committee will determine the accrual of benefits (Employer Contributions and Forfeitures, if any) on the basis of the Plan Year.

(b) Employment Requirement. If the Participant Separates from Service during a Plan Year (and does not return to service during that Plan Year), such Participant will not share in the allocation of Employer Contributions and Forfeitures (if any) for that Plan Year unless the Participant i) Separated from Service because of death or Disability, or ii) Separated from Service on account of and in connection with the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS. The amount of Annual Additions (as defined in Section 3.08) which the ESOP Committee may allocate under this Plan on a Participant’s behalf for a Limitation Year (as defined in Section 3.08) may not exceed the Maximum Permissible Amount (as defined in Section 3.08). If the amount the Employer otherwise would contribute to the Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer Contributions, pursuant to Section 3.04, would result in an Excess Amount (as defined in Section 3.08) (other than an Excess Amount resulting from the circumstances described in Section 3.07(b)) to the Account, the ESOP Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The ESOP Committee will make this reallocation on the basis of the allocation method under this Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions. If the amount the Employer otherwise would contribute to the Account will still cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the ESOP Committee will dispose of such excess amount in accordance with Section 3.07(b) to the extent permitted by the Code and the Regulations.

(a) Estimation of Compensation. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the ESOP Committee may determine the Maximum Permissible Amount on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The ESOP Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The ESOP Committee must reduce any Employer Contributions (including any allocation of Forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the ESOP Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.

(b) Disposition of Excess Amount. If, pursuant to Section 3.07 above, or because of (i) the allocation of Forfeitures (if any), or (ii) a recharacterization of proceeds from the sale of Employer Securities as Annual Additions, there is an Excess Amount with respect to a Participant for a Limitation Year, the ESOP Committee will dispose of such Excess Amount as follows (to the extent permitted by the Code and the Regulations):

(i) If an Excess Amount still exists, and this Plan covers the Participant at the end of the Limitation Year, then the ESOP Committee will use the Excess Amount(s) to reduce future Employer Contributions (including any allocation of Forfeitures) under this Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

(ii) If an Excess Amount still exists, and this Plan does not cover the Participant at the end of the Limitation Year, then the ESOP Committee will hold the Excess Amount unallocated in a suspense account. The ESOP Committee will apply the suspense account to reduce Employer Contributions (including allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(iii) The ESOP Committee will not distribute any Excess Amount(s) to Participants or to Former Participants.

(c) More Than One Plan. The Employer may contribute under another defined contribution plan in addition to its contributions under this Plan. If the ESOP Committee allocated an Excess Amount to an Account on an Accounting Date which coincides with an allocation of the other defined contribution plan, the ESOP Committee will attribute the total Excess Amount allocated as of such date to any other qualified plan maintained by the Employer unless the ESOP Committee determines otherwise or applicable law prohibits such allocation to the other qualified plan maintained by the Employer.

3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

(a) “Annual Addition” - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer Contributions and (ii) all Forfeitures (if any). For purposes of the preceding sentence, the amount of Employer Contributions shall be determined based upon the lesser of: (a) the fair market value of Employer Securities contributed to the Trust (determined at the time of contribution by the most recent valuation) plus any contributions which were not used to purchase Employer Securities, or (b) the fair market value of Employer Securities released from the Unallocated Employer Securities Account resulting from contributions used to pay on an Exempt Loan. Except to the extent provided in Treasury Regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) regardless of whether this Plan distributes or forfeits such excess amounts. Excess deferrals under Code Section 402(g) are not Annual Additions unless distributed after the correction period described in Code Section 402(g). In addition, proceeds from the sale of Employer Securities held in the Unallocated Employer Securities Account are not Annual Additions. Annual Additions also include Excess Amounts reapplied to reduce Employer Contributions under Section 3.07. Amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

Notwithstanding any provision herein, in any year in which the Employer is not operating as an S Corporation, “Annual Additions” do not include any Employer Contributions applied by the ESOP Committee (not later than the due date, including extensions, for filing the Employer’s Federal income tax return for that Plan Year) to pay interest on an Exempt Loan, and any Leveraged Employer Securities the ESOP Committee allocates as Forfeitures; provided, however, the provisions of this sentence do not apply in a Plan Year for which the ESOP Committee allocated more than one-third (1/3) of the Employer Contributions applied to pay principal and interest on an Exempt Loan to the Prohibited Group. The ESOP Committee may reallocate the Employer Contributions in accordance with Section 3.04 to the Accounts of Participants who are not members of the Prohibited Group to the extent necessary in order to satisfy this special limitation. For purposes of this Section, “Prohibited Group” includes Participants who are Highly Compensated Employees within the meaning of Code Section 414(q).

(b) “Compensation” means, for purposes of applying the limitations of Article III, the general definition of Compensation as defined in Section 1.09(a).

(c) “Maximum Permissible Amount” means the lesser of (i) Forty-Four Thousand Dollars ($44,000) (as adjusted under Code Section 415(d)) or (ii) one hundred percent (100%) of the Participants Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the ESOP Committee will multiply the Forty-Four Thousand Dollars ($44,000) (or adjusted limitation) by the following fraction:

Number of months in the short Limitation Year

12

(d) “Employer” means the Employer that adopts this Plan and any Related Employer. Solely for purposes of applying the limitations of Article III, the ESOP Committee will determine Related Employers by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).

(e) “Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f) “Limitation Year” means the Plan Year. If the Employer amends the Limitation Year to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

3.09 TRANSACTIONS INVOLVING EMPLOYER SECURITIES.

(a) No portion of this Plan attributable to (or allocable in lieu of) Employer Securities acquired by this Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a);

(i) during the “Non-allocation Period” (as defined in Section 3.09(c) below), for the benefit of:

(A) any taxpayer who makes an election under Code Section 1042(a) with respect to Employer Securities or who is part of an integrated transaction in which any taxpayer participating in the same transaction makes an election under Code Section 1042(a) with respect to Employer Securities,

(B) any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(C) for the benefit of any other person who owns (after application of Code Section 318(a)) more than twenty-five percent (25%) of:

(1) any class of outstanding stock of the Employer which issued such Employer Securities or of any corporation which is a member of the same controlled group of corporations (as defined in Code Section 409(l)(4)), or

(2) the total value of any class of outstanding stock of any such corporation.

(3) Subparagraph (a)(i)(B) above shall not apply to lineal descendants of the taxpayer, provided that, the aggregate amount allocated to the benefit of all such lineal descendants during the “Non-allocation Period” does not exceed more than five percent (5%) of the Employer Securities (or amounts allocated in lieu thereof) held by this Plan which are attributable to a sale to this Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 applied.

(b) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a) above if such person fails such limitation:

(i) at any time during the one (1) year period ending on the date of sale of Employer Securities to this Plan, or

(ii) on the date as of which Employer Securities are allocated to such Participant’s Employer Securities Accounts.

(c) For purposes of this Section, “Non-allocation Period” means the ten (10) year period beginning on the date of the sale of the Employer Securities and ending on the later of:

(i) the date which is ten (10) years after the sale of the Employer Securities, or

(ii) the date of this Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

3.10 PROHIBITED ALLOCATIONS UNDER S CORPORATION ESOP. Notwithstanding any provision of this Plan to the contrary, during any Plan Year in which the Company is an S Corporation and Employer Securities held under this Plan consist of stock in an S Corporation, no portion of the assets held by the Trust, either attributable to or allocable in lieu of such Employer Securities shall, during a Nonallocation Year, accrue or be allocated (either directly or indirectly) under this Plan or any plan qualified under Code Section 401(a) that is maintained by the Employer for the benefit of an S Corporation Disqualified Person.

End of Article III

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01 PARTICIPANT VOLUNTARY CONTRIBUTIONS. The Plan does not permit (or require) Participant voluntary contributions.

4.02 PARTICIPANT VOLUNTARY CONTRIBUTIONS - SPECIAL DISCRIMINATION TEST. The Plan, in accordance with Section 4.01 above, is not required to satisfy a special discrimination test under Code Section 401(m).

4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. The Plan does not permit Participants to make rollover contributions to this Plan.

4.04 TRANSFERS FROM THE PROFIT SHARING AND 401(k) PLAN. Amounts attributable to employer contributions to the Participant’s Profit Sharing and 401(k) Plan Accounts, as identified on Appendix A, received by this Plan in a transfer of assets and liability from the trustee of the Profit Sharing and 401(k) Plan shall be held in such Participant’s Transferred Stock Account. Shares of Transferred Stock will be maintained in the Stock Bonus Portion of the Plan, and cash held in a Participant’s Transferred Stock Account will be maintained in the Profit Sharing Portion of the Plan. The value of Transferred Stock held in the Transferred Stock Account of each Participant shall be adjusted as of each Valuation Date in accordance with Section 3.04.

End of Article IV

ARTICLE V

TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01 NORMAL RETIREMENT AGE. A Participant’s Account Balance derived from Employer Contributions and Forfeitures (if any) is one hundred percent (100%) Vested upon and after (i) his attaining Normal Retirement Age (if employed by the Employer on or after such date) and (ii) the completion of five (5) Years of Service. Under Section 6.09, a Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in this Plan until his Late Retirement Date.

Notwithstanding any provision of the Plan to the contrary, a Participant’s Account Balance attributable to Transferred Stock shall be one hundred percent (100%) Vested upon and after his attaining Normal Retirement Age (if employed by the Employer on or after such date).

5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant’s employment with the Employer terminates as a result of death or Disability, the Participant’s Account Balance derived from Employer Contributions and Forfeitures (if any) will be one hundred percent (100%) Vested. Notwithstanding any provision of the Plan to the contrary, a Participant’s Transferred Stock Account shall be one hundred percent (100%) Vested if the Participant’s employment with the Employer terminates as a result of death or Disability.

5.03 VESTING SCHEDULE.

(a) Vesting Schedule. Except as provided in Sections 5.01, 5.02, and 9.14, for each Year of Service a Participant’s Vested percentage of his Account Balance attributable to Employer Contributions, Forfeitures, and all amounts held in a Participant’s Transferred Stock Account equals the percentage in the following vesting schedule:

Years of Service With the Employer	Percent of Vested Account Balance
Less than 1 Year	0%
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years or more	100%

(b) Effective the first Plan Year for which this Plan is a top heavy Plan and until such time as this Plan is no longer deemed to be top heavy, the ESOP Committee will calculate a Participant’s Vested percentage of his Account Balance under the following vesting schedule:

Years of Service With the Employer	Percent of Vested Account Balance
Less than 1 Year	0%
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years or more	100%

The ESOP Committee will apply the top heavy vesting schedule to Participants who are credited with at least one (1) Hour of Service after the top heavy vesting schedule becomes effective. A shift to the top heavy vesting schedule under this Section 5.03 is an amendment to the vesting schedule, and the ESOP Committee must apply the rules of Section 7.04 accordingly. A shift to the top heavy vesting schedule under this Section 5.03 is effective on the first day of the Plan Year for which the top heavy status of this Plan changes.

With respect to any Plan Year, if this Plan ceases to be a top heavy plan, the vested percentage of a Participant’s Account that was Vested before this Plan ceased to be top heavy will remain Vested, and any Employee who was a Participant during the Plan Year this Plan was top heavy and who had three (3) or more Years of Service (including any Years of Service not yet taken into account under this Plan) will automatically remain under the top heavy vesting schedule.

(c) Special Vesting Formula. If a distribution (other than a cash-out distribution described in Section 5.04) is made to a partially-Vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the ESOP Committee will establish a separate Account for the Participant’s Account Balance. At any relevant time following the distribution, the ESOP Committee will determine the Participant’s Vested Account Balance derived from Employer Contributions and Forfeitures (if any) in accordance with the following formula: P(AB R x D))-(R x D).

To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Employer-derived Account Balance at the relevant time, “R” is the ratio of “AB” to the Participant’s Employer-derived Account Balance immediately following the earlier distribution and “D” is the amount of the earlier distribution. If, under a restated Plan, this Plan has made distribution to a partially-Vested Participant prior to its restated effective date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account. Notwithstanding the foregoing, the top heavy vesting schedule shall not apply for any Plan Year in which this Plan satisfied Code Section 416(g)(4)(H).

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS AND RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VI, a partially-Vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service, the cash-out distribution will result in an immediate Forfeiture of the non-Vested portion of the Participant’s Account Balance derived from Employer Contributions. A partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 is less than one hundred percent (100%). A cash-out distribution is a distribution of the entire present value of the Participant’s Vested Account Balance.

(a) Restoration and Conditions upon Restoration. A partially-Vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Vested percentage of his Account Balance may repay the amount of the cash-out distribution attributable to Employer Contributions and Forfeitures (if any) unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(a). If a partially-Vested Participant makes the cash-out distribution repayment, the ESOP Committee, subject to the conditions of this Section 5.04(a), must restore his Account Balance attributable to Employer Contributions and Forfeitures (if any) to the same dollar amount as the dollar amount of his Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Restoration of the Participant’s Account Balance includes restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account Balance, in accordance with applicable Treasury Regulations. The ESOP Committee will not restore a re-employed Participant’s Account Balance under this paragraph if:

(i) Five (5) years have elapsed since the Participant’s first re-employment date with the Employer following the cash-out distribution; or

(ii) The Participant incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete Forfeiture of the amount the ESOP Committee otherwise would restore.

(b) Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant’s Account Balance applies, the ESOP Committee will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account Balance, the ESOP Committee, to the extent necessary, will allocate to the Account:

(i) First, the amount, if any, of Forfeitures the ESOP Committee would otherwise allocate under Section 3.04;

(ii) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

(iii) Third, the Employer Contributions for the Plan Year to the extent made under a discretionary formula.

To the extent the amounts described in clauses (i), (ii) and (iii) above are insufficient to enable the ESOP Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the ESOP Committee to make the required restoration. If, for a particular Plan Year, the ESOP Committee must restore the Account Balance of more than one re-employed Participant, the ESOP Committee will make the restoration allocation(s) to each such Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The ESOP Committee will not take into account the allocation under this Section in applying the limitation on allocations under Article III.

(c) Zero Percent Vested Participant. The deemed cash-out rule applies to a zero percent (0%) Vested Participant. A zero percent (0%) Vested Participant is a Participant whose Account Balance derived from Employer Contributions is entirely Forfeitable at the time of his Separation from Service. If the Account is not entitled to an allocation of Employer Contributions or Forfeitures, if any, for the Plan Year in which he has a Separation from Service, the ESOP Committee will apply the deemed cash-out rule as if the zero percent (0%) Vested Participant received a cash-out distribution on the date of the Participant’s Separation from Service. If the Account is entitled to an allocation of Employer Contributions or Forfeitures, if any, for the Plan Year in which he has a Separation from Service, the ESOP Committee will apply the deemed cash-out rule as if the zero percent (0%) Vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of this Section, the ESOP Committee will treat the zero percent (0%) Vested Participant as repaying his cash-out “distribution” on the first date of his re-employment with the Employer.

5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the ESOP Committee restores the Participant’s Account Balance, as described in Section 5.04, the cash-out amount the Participant has repaid will be held in a Segregated Account maintained solely for that Participant. The amount in the Participant’s Segregated Account must be invested in federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the ESOP Committee restores the Participant’s Account Balance, the Participant’s Segregated Account remains a part of this Plan, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. The ESOP Committee will direct the Trustee to repay to the Participant as soon as administratively practicable the full amount of the Participant’s Segregated Account if the ESOP Committee determines either of the conditions of Section 5.04(a) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment. The ESOP Committee will direct the Trustee to commingle the Participant’s Segregated Account with the balance of the Trust Fund as of the second Accounting Date immediately following the date of the Participant’s repayment.

5.06 BREAK IN SERVICE - VESTING. Subject to the provisions of Section 5.08 hereof, Years of Service shall be disregarded for vesting purposes as follows:

(a) In the case of any Participant who suffers a Termination of Employment and who has a One-Year Period of Severance, Years of Service before such severance shall not be taken into account until such Participant has completed a Year of Service after such severance.

(b) In the case of any Participant who suffers a Termination of Employment and who has no Vested Account Balance, Years of Service before any period of One-Year Periods of Severance shall not be taken into account for the purposes of this Article V if such Participant’s latest Period of Severance equals or exceeds the greater of: (i) five (5) consecutive One-Year Periods of Severance; or (ii) his aggregate Periods of Service before the commencement of such latest Period of Severance.

(c) In the case of any Participant who has five (5) consecutive One-Year Periods of Severance, Years of Service after such five (5) year period shall not be taken into account for purposes of determining the vested percentage of any amounts in his Company Contribution Account which accrued prior to such five (5) year period.

5.07 YEAR IN SERVICE - VESTING. For purposes of vesting under Section 5.03, Year of Service means each period of Service of three hundred sixty-five (365) days, beginning with the Eligible Employee’s Date of Employment or Date of Reemployment.

5.08 INCLUDED YEARS OF SERVICE - VESTING.

(a) Included Years of Service. For purposes of determining “Years of Service” this Plan takes into account all Years of Service an Employee completes with the Employer, except:

(i) Any Year of Service before a Period of Severance if the number of consecutive One-Year Periods of Severance equals or exceeds the greater of five (5) or the aggregate number of Years of Service prior to the One-Year Periods of Severance. This exception applies only if the Participant is not Vested in his Account Balance derived from Employer Contributions at the time he has a Period of Severance. The aggregate number of Years of Service before a Period of Severance does not include any Years of Service not required to be taken into account under this exception by reason of any prior Period of Severance.

(ii) Any Year of Service earned prior to the effective date of the Profit Sharing and 401(k) Plan, which is January 1, 1989.

(b) Forfeiture Break in Service. For the sole purpose of determining a Participant’s Vested percentage of his Account Balance derived from Employer Contributions and Forfeitures (if any) which accrued for his benefit prior to a Forfeiture Break in Service, this Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs five (5) consecutive One-Year Periods of Severance.

5.09 FORFEITURE OCCURS. A Participant’s Forfeiture, if any, of his Account Balance derived from Employer Contributions occurs under this Plan as of the last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or the date the Participant receives a cash-out distribution, if earlier. The ESOP Committee determines the percentage of a Participant’s Account Balance Forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant will not forfeit any portion of his Account Balance for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.

End of Article V

ARTICLE VI

TIME AND METHOD OF PAYMENT OF BENEFITS

6.01 BENEFIT PAYMENT ELECTIONS. If a Participant or Beneficiary is entitled to and makes an election prescribed by this Section 6.01, the ESOP Committee will direct the Trustee to distribute the Participant’s Vested Account Balance as of the distribution date in accordance with that election. A distribution date under this Article VI, unless otherwise specified, is the date determined in accordance with Section 6.03. Any election under this Section 6.01 is subject to the requirements of Section 6.03. The Participant or Beneficiary must make an election under this Section 6.01 by filing his election form with the ESOP Committee at any time before the Trustee otherwise would commence to pay a Participant’s Vested Account Balance in accordance with the requirements of Article VI.

(a) Account Balance Does Not Exceed $5,000. If the Participant’s Vested Account Balance does not exceed Five Thousand Dollars ($5,000), the ESOP Committee shall direct the Trustee to distribute the Participant’s Vested Account Balance at the time specified in Section 6.03(a) notwithstanding any election by a Participant or in the absence of an election by a Participant.

(b) Account Balance Exceeds $5,000. A Participant must consent, in writing, to any distribution required under this Article VI if the present value of the Participant’s Vested Account Balance at the time of the distribution to the Participant exceeds Five Thousand Dollars ($5,000) and the Participant has not attained Normal Retirement Age. Not earlier than ninety (90) days, but not later than thirty (30) days, prior to distribution, the ESOP Committee must provide a benefit notice to a Participant who is eligible to make an election to receive a distribution under this Article VI. The benefit notice must explain the optional forms of benefit in this Plan, including the material features and relative values of those options, and the Participant’s right to defer distribution until he attains Normal Retirement Age.

The Participant may reconsider an election at any time prior to the distribution date and may instead elect to commence distribution as of any other date following an Accounting Date.

(c) Election to Postpone Distribution of Benefits. If the present value of a Participant’s Vested Account Balance exceeds Five Thousand Dollars ($5,000), the Participant may elect to postpone the distribution of his Vested Account Balance under this Plan and to have such distribution commence at a later specified time, subject to the required commencement dates under Section 6.03(c) and Section 6.03(d) of this Plan. Upon request, the ESOP Committee will direct the Trustee to provide the Participant electing to postpone distribution of his Vested Account Balance with the necessary election forms.

6.02 METHOD OF PAYMENT OF VESTED ACCOUNT BALANCE. Subject to any restrictions prescribed by Section 6.03, and at the time the Participant is entitled to receive a distribution under this Article VI and Section 6.03 and in the form prescribed by Section 6.04, a Participant’s Vested Account Balance will be distributed as follows:

(a) Account Balance Does Not Exceed $5,000. If the Participant’s Vested Account Balance does not exceed Five Thousand Dollars ($5,000), the ESOP Committee shall direct the Trustee to distribute the Participant’s Vested Account Balance in a single lump sum. For distributions made on or after March 28, 2005, in the event of a cash-out distribution greater than One Thousand Dollars ($1,000) (but not in excess of Five Thousand Dollars ($5,000)) in accordance with the provisions of this Section 6.02(a), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, then the ESOP Committee will direct the Trustee to pay the distribution in a Direct Rollover to an individual retirement plan designated by the ESOP Committee.

(b) Account Balance Exceeds $5,000. If the Participant’s Vested Account Balance exceeds Five Thousand Dollars ($5,000), the Participant or Beneficiary may elect distribution under either, or a combination, of the following methods:

(i) Single lump Sum. The ESOP Committee, pursuant to the election of the Participant (or if no election has been made prior to the Participant’s death, by his Beneficiary), shall direct the Trustee to distribute the Participant’s Vested Account Balance in a single lump sum. During the period such single lump sum payment has not been made from the funds in the Account, the Account shall continue to participate in the annual adjustments for “net increase” or “net decrease” of the Plan.

(ii) Direct Rollover. If elected, the Participant’s Vested Account balance, in whole or in part, may be distributed directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee, provided, however, that the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

Distribution Section 6.02(b)(ii) is available only if the present value of the Participant’s Vested Account balance at the time of the distribution to the Participant exceeds Two Hundred Dollars ($200).

(c) Installment Payments for Amounts Attributable to Employer Securities. Notwithstanding the foregoing, the ESOP Committee may, at its sole discretion and contrary to any Participant election, distribute the Participant’s Vested Account Balance attributable to Employer Securities in substantially equal installments (not less frequently than annually) over a period of five (5) years, plus one (1) year for each One Hundred Seventy-Five Thousand Dollars ($175,000) or fraction thereof by which the value of the Participant’s Account attributable to Employer Securities exceeds Eight Hundred Eighty-Five Thousand Dollars ($885,000), with distributions commencing no later than one (1) year after (A) the end of the Plan Year in which occurs the Participant’s Retirement, death or Disability; or (B) the end of the fifth (5th) Plan Year following the Plan Year in which occurs the Participant’s Separation from Service for reasons other than Retirement, death or Disability (assuming the Participant has not been reemployed). The dollar amounts in this paragraph shall be subject to cost-of-living adjustments under Code

Section 415(d). During the period such installment payments are being made from the funds in the Participant’s Account, the Participant’s Account shall continue to participate in the annual adjustments for “net increase” or “net decrease” of the Trust. This Section 6.02(c) does not apply to amounts held in a Participant’s Transferred Stock Account.

(d) To facilitate installment payments under this Article VI, the ESOP Committee may direct the Trustee to segregate all or any part of the Participant’s Account balance in a Segregated Account. A Segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Notwithstanding any other provision herein, the Participant may elect to commence distribution on any later distribution date as provided under Treasury Regulation Section 1.411(d)-4.

6.03 TIME OF PAYMENT OF VESTED ACCOUNT BALANCE.

(a) Account Balance Does Not Exceed $5,000. If the Participant’s Vested Account Balance does not exceed Five Thousand Dollars ($5,000), the Trustee, as directed by the ESOP Committee, shall distribute the Participant’s Vested Account Balance as soon as administratively practicable following the end of the Plan Year in which the Participant incurred a Separation from Service.

Notwithstanding the preceding, if a Participant Separates from Service with an Account balance that does not exceed Five Thousand Dollars ($5,000) on or after January 1 of any Plan Year but on or before June 30 of such Plan Year, the ESOP Committee will direct the Trustee to commence distribution of the Participant’s Vested Transferred Stock Account Balance in a single lump sum as soon as administratively practicable based upon the Valuation for the prior Plan Year. If a Participant Separates from Service with an Account balance that does not exceed Five Thousand Dollars ($5,000) or less after June 30 of any Plan Year but on or before December 31 of such Plan Year, the ESOP Committee will direct the Trustee to commence distribution of the Participant’s Vested Transferred Stock Account Balance in a single lump sum as soon as administratively practicable after the most recent Valuation date occurring on or after the date the Participant Separates from Service.

(b) Account Balance Exceeds $5,000.

(i) Account Balance Attributable to Assets Other Than Employer Securities. Subject to Section 6.03(c) and Section 6.03(d), if the present value of a Participant’s Vested Account Balance exceeds Five Thousand Dollars ($5,000), the Participant may elect to have the Trustee commence distribution of his Vested Account Balance consisting of Assets other than Employer Securities as of any date following the close of the Plan Year in which the Participant’s Separation from Service from Employment occurs.

(ii) Account Balance Attributable to Employer Securities other than Transferred Stock. Notwithstanding the foregoing but subject to Section 6.03(c) and Section 6.03(d), the ESOP Committee may, at its discretion, delay a Participant’s election to receive a distribution of the Participant’s Vested Account Balance attributable to Employer Securities (other than Transferred Stock) as follows:

(A) If the Participant Separates from Service by reason of the attainment of Normal Retirement Age, death or Disability and the Participant (or his Beneficiary) makes an election to receive his Vested Account Balance, the ESOP Committee may direct the Trustee to delay commencement of distribution of the Participant’s Vested Account Balance attributable to Employer Securities (other than Transferred Stock) to not later than one (1) year after the close of the Plan Year in which that event occurs.

(B) If the Participant Separates from Service for any reason other than by reason of the attainment of Normal Retirement Age, death or Disability and the Participant (or his Beneficiary) makes an election to receive his Vested Account Balance, the ESOP Committee may direct the Trustee to delay commencement of distribution of the Participant’s Vested Account Balance attributable to Employer Securities (other than Transferred Stock) to not later than one (1) year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant Separated from Service. If the Participant resumes employment with the Employer on or before the last day of the fifth (5th) Plan Year following the Plan Year of his or her separation from Service, the distribution provisions of this Section 6.03(b)(ii)(B) do not apply.

If the ESOP Committee does not delay distribution pursuant to the above, distribution of a Participant’s Vested Account Balance attributable to Employer Securities other than Transferred Stock will be made in accordance with the Participant’s election in pursuant to Section 6.03(b)(i).

Notwithstanding any provision of the Plan to the contrary, a Participant’s Vested Account Balance for purposes of a distribution shall not include any Leveraged Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the Exempt Loan is repaid in full, to the extent permitted by applicable law subject to: (i) the minimum distribution requirements of Code Section 401(a)(9); (ii) the diversification requirements as set forth in Section 8.08; (iii) the Participant’s death; (iv) the Participant’s Disability; or (v) as the ESOP Committee otherwise determines.

(iii) Account Balance Attributable to Transferred Stock. Notwithstanding the preceding but subject to Section 6.03(c) and Section 6.03(d), a Participant who requests a distribution of his Vested Account Balance on or after January 1 of any Plan Year but on or before June 30 of such Plan Year, the ESOP Committee will direct the Trustee to commence distribution of the Participant’s Vested Transferred Stock Account balance as soon as administratively practicable based upon the Valuation for the prior Plan Year pursuant to this Section 6.03(b)(iii). If, however, such Participant requests a distribution of his Vested Account Balance after June 30 of any Plan Year but on or before December 31 of such Plan Year, the ESOP Committee will direct the Trustee to commence distribution of the Participant’s Vested Transferred Stock Account balance as soon as administratively practicable after the most recent Valuation date occurring on or after the date the Participant requests a distribution of his Vested Account Balance pursuant to this Section 6.03(b)(iii).

(c) Special Distribution Commencement Requirements. Notwithstanding the above, but subject to the applicable mandatory commencement dates described in Section 6.03(d), a Participant has the right to elect to commence distribution of the Participant’s Vested Account Balance to such Participant not later than sixty (60) days after the Plan Year in which the latest of the following events occurs:

(i) the Participant attains Normal Retirement Age;

(ii) the Participant’s tenth (10 th) anniversary of the year in which the Participant commenced participating in this Plan; or

(iii) the Participant’s Separation from Service.

If a death benefit hereunder is payable in full to the Participant’s surviving spouse, the surviving spouse, may elect distribution at any time or in any form this Article VI would permit for a Participant.

(d) Required Beginning Date. If any distribution commencement date described in this Section 6.03, either by Plan provision or by Participant election (or nonelection), is later than the Participant’s Required Beginning Date, the ESOP Committee instead must direct the Trustee to make distribution of the Participant’s Vested Account Balance on the Participant’s Required Beginning Date. The Required Beginning Date of a Participant (other than a five percent (5%) owner) is the April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (ii) the calendar year in which occurs the Retirement of the Participant. In the case of five percent (5%) owner, a Participant’s Required Beginning Date is April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2). For purposes of this paragraph, the term “five percent (5%) owner” shall have the meaning as defined in Code Section 416(i).

(i) General Rules.

(A) Application. The provisions of this Section 6.03(d) will apply for purposes of determining required minimum distributions.

(B) Precedence. The requirements of this Section 6.03(d) will take precedence over any inconsistent provisions of this Plan.

(C) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.03(d) will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(D) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.03(d), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of this Plan that relate to Section 242(b)(2) of TEFRA.

(ii) Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2), if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.03(d)(ii)(B)(4), other than Section 6.03(d)(ii)(B)(1), will apply as if the surviving spouse were the Participant.

For purposes of Section 6.03(d)(ii)(B)(3), unless Section 6.03(d)(ii)(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.03(d)(ii)(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.03(d)(ii)(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.03(d)(ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.03(d)(iii) and 6.03(d)(iv). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(iii) Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.03(d)(iii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(iv) Required Minimum Distributions After Participant’s Death.

(A) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

a) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 6.03(d)(iv)(A).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.03(d)(ii)(B)(1), this Section 6.03(d)(iv)(B) will apply as if the surviving spouse were the Participant.

(v) Definitions.

(A) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.01 of this Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(B) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.03(d)(ii)(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31st of that distribution calendar year.

(C) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(D) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures, if any, allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to this Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E) Required Beginning Date. The date specified in Section 6.03(d) of this Plan.

6.04 FORM OF PAYMENT OF VESTED ACCOUNT BALANCE.

(a) Unregistered Employer Securities.

(i) C Corporation. Subject to Section 6.04(e), if Employer Securities held in a Participant’s Employer Securities Account under the ESOP Portion or the Stock Bonus Portion of the Plan are unregistered and the Company is not an S Corporation, the Trustee will make all distributions under the ESOP Portion of the Plan in Employer Securities, provided the distribution of the Employer Securities to the Participant (or Beneficiary) does not violate any law or any provision in the Company’s articles of incorporation, charter or bylaws. The Participant (or his or her Beneficiary), however, may elect in writing to have all of his or her Accounts held in the ESOP Portion of the Plan distributed in cash provided the ESOP Committee approves such distribution request. At the discretion of the ESOP Committee, the Trustee may pay in cash any fractional share and any funds in the General Investments Account to which a Participant or his or her Beneficiary is entitled. At the discretion of the ESOP Committee, the Trustee may apply any balance in a Participant’s General Investments Account to provide whole shares of Employer Securities for distribution.

(ii) S Corporation or Employer Securities Ownership Restricted. Subject to Section 6.04(e), if Employer Securities held in a Participant’s Employer Securities Account under the ESOP Portion or the Stock Bonus Portion of the Plan are unregistered and the Company is an S Corporation, or if the articles of incorporation, charter or bylaws of the Company restrict ownership of substantially all of the outstanding Employer Securities to Employees and the Trust, the Participant

is not entitled to demand distribution in the form of Employer Securities and the distribution of a Participant’s Employer Securities Account under the ESOP Portion of the Plan shall be made as determined in the sole discretion of the ESOP Committee in the form of cash, other property, or Employer Securities which are subject to the requirement that they be immediately resold to the Employer or a combination thereof. At the time the distribution is made by the Trustee, the Trustee, as directed by the ESOP Committee, shall distribute (1) cash or other property to the Participant or his or her Beneficiary, or (2) transfer, in the Trustee’s capacity as nominee of the Participant or Beneficiary (and not in its fiduciary capacity as Trustee of the Trust), the Employer Securities held in the Participant’s Employer Securities Account to the Company in exercise of the Participant’s (or Beneficiary’s) put option pursuant to Article X.

(b) Registered Employer Securities. Subject to Section 6.04(e), if Employer Securities held in a Participant’s Employer Securities Account under the ESOP Portion of the Plan are registered Employer Securities, all distributions under the ESOP Portion and the Stock Bonus Portion of the Plan will be made only as directed by the ESOP Committee valued at the time of distribution. Distribution of an Account(s) under the ESOP Portion or the Stock Bonus Portion of the Plan will be made in whole shares of Employer Securities, cash or a combination thereof, as determined by the ESOP Committee; provided, however, that the ESOP Committee shall notify the Participant of his or her right to demand distribution of his or her Account(s) entirely in whole shares of Employer Securities. At the discretion of the ESOP Committee, the Trustee may pay in cash any fractional security share to which a Participant or his or her Beneficiary is entitled. In the event the Trustee is to make a distribution in shares of Employer Securities, any balance in a Participant’s General Investments Account may be applied to provide whole shares of Employer Securities for distribution at the then value.

(c) Dividends. Notwithstanding the preceding provisions of this Section but only to the extent permitted by applicable law, the Trustee, if directed in writing by the ESOP Committee, shall pay to the Participant, in cash, any cash Dividends on Employer Securities allocated, or allocable to the Participant’s Employer Securities Account held in the ESOP Portion of the Plan pursuant to Section 3.05(d), provided that the Company is not an S Corporation, to the extent of each Participant’s respective Vested percentage determined as of the close of the Plan Year pursuant to Section 5.03. The ESOP Committee’s direction must state whether the Trustee is to pay the cash Dividends currently, or within the ninety (90) day period following the close of the Plan Year in which the Employer pays the Dividends to the Trust. The ESOP Committee may request the Employer to pay Dividends on Employer Securities directly to Participants or to transfer such Dividends to the defined contribution plan maintained by the Employer pursuant to Code Sections 401(a) and 401(k), if any.

The ESOP Committee may direct the Trustee to distribute the cash Dividends to the Participants (and Beneficiaries) within ninety (90) days after the close of the Plan Year in which the Dividends have been paid to the extent of each Participant’s respective Vested percentage determined as of the close of the Plan Year pursuant to Section 5.03.

(d) Other Investments. To the extent allowed by Code Section 409(h)(2), the Trustee will make all distributions of the assets held in the ESOP Portion of the Plan (other than Employer Securities) to the Participants or Beneficiaries in the form of cash or other property or any combination thereof. The Trustee will make all distributions of the assets held in the Profit Sharing Portion of the Plan to the Participants or Beneficiaries in the form of cash or other property or any combination thereof.

(e) Transferred Stock. Notwithstanding any provision of the Plan to the contrary, with respect to Transferred Stock, a Participant may elect to receive amounts attributable to such Transferred Stock in a single lump sum payment of cash.

6.05 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, disposition of the payment will be made in accordance with the direction of the ESOP Committee.

6.06 WITHHOLDING FOR AND PAYMENT OF TAXES. If any assets of the Trust, or any benefits payable under this Plan, shall become liable for the payment of any estate, inheritance, income, or other tax, charge or assessment, which in the Company’s opinion the Trustee shall or may be required to pay, the ESOP Committee may direct the Trustee to pay or withhold such tax, charge or assessment out of any monies or other property in the Trustee’s hands for the account of the person whose interest hereunder are liable for such tax. The ESOP Committee may require such releases or other documents from any lawful taxing authority and may require such indemnity from such person the ESOP Committee shall deem necessary. The Plan may provide any notices required by Code Section 3405 with respect to federal income tax withholding from distributions hereunder, and shall withhold and pay any federal income tax required under Code Section 3405.

6.07 LIMITATIONS ON BENEFITS. All of the provisions of this Article VI are subject to Section 6.06, relating to the Trustee’s authority to withhold for payment of taxes, and are subject to the rights of any Alternate Payee. Unless otherwise required by the law and in addition to the preceding sentence, any distributions to a Participant shall be subject to the Trustee’s withholding payment of any penalty taxes including, but not limited to the ten percent (10%) early distribution tax.

6.08 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the ESOP Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an Alternate Payee under a qualified domestic relations order at any time regardless of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under this Plan. A distribution to an Alternate Payee prior to the time the Participant reaches his earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between this Plan and the Alternate Payee to authorize an earlier distribution; and (2) the order requires the Alternate Payee’s consent to such distribution if the present value of the

Alternate Payee’s benefits under this Plan exceeds Five Thousand Dollars ($5,000). Nothing in this Section 6.08 gives a Participant a right to receive distribution at a time otherwise not permitted under this Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under this Plan. For any Leveraged Employer Securities acquired with the proceeds of an Exempt Loan, distribution under this Section 6.08 shall not be required until such Exempt Loan is repaid in full unless required by the Code.

The ESOP Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the ESOP Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and this Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the ESOP Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The ESOP Committee must provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor Regulations.

If any portion of the Participant’s Vested Account Balance is payable during the period the ESOP Committee is making its determination of the qualified status of the domestic relations order, the ESOP Committee must make a separate accounting of the amounts payable. If the ESOP Committee determines the order is a qualified domestic relations order within eighteen (18) months of the date amounts first are payable following receipt of the order, the ESOP Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the ESOP Committee determines that the order is not a qualified domestic relations order or does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the ESOP Committee will direct the Trustee to distribute the payable amounts in the manner this Plan would distribute if the order did not exist and will apply the order prospectively if the ESOP Committee later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the ESOP Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.08 by separate benefit checks or other separate distribution to the Alternate Payee(s).

6.09 LATE RETIREMENT. A Participant may remain in the service of the Employer after his Normal Retirement Age. In such case, he shall remain a Participant until his Late Retirement Date. At such time, his interest in his Account shall be distributed to him in accordance with this Article VI. Such Participant is subject to the minimum distribution requirement of Code Section 401(a)(9).

End of Article VI

ARTICLE VII

EMPLOYER ADMINISTRATIVE PROVISIONS

7.01 INFORMATION TO ESOP COMMITTEE. The Employer must supply current information to the ESOP Committee as to the name, date of birth, date of employment, annual Compensation, leaves of absence, Years of Service and date of Termination of Employment of each Employee who is, or who will be eligible to become, a Participant under this Plan, together with any other information which the ESOP Committee considers necessary. The Employer’s records as to the current information the Employer furnishes to the ESOP Committee are conclusive as to all persons.

7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants, Former Participants or Beneficiaries for any act of, or failure to act, on the part of the Trustee, ESOP Committee (unless the Employer is the ESOP Committee) or the Plan Administrator (unless the Employer is the Plan Administrator).

7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the ESOP Committee (and the Appeal Committee, if appointed), and the members of the ESOP Committee (and the Appeal Committee, if appointed), and each of them, from and against any and all loss resulting from liability to which the ESOP Committee (and the Appeal Committee, if appointed), or the members of the ESOP Committee (and the Appeal Committee, if appointed), may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan, including all court costs and other expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve any ESOP Committee member (or any Appeal Committee member) from any liability he may have under ERISA, including any liability for breach of a fiduciary duty. In the case of any ESOP Committee member (or any Appeal Committee member), the indemnification provisions of this Section 7.03 do not relieve it from any liability, to the extent that a court of competent jurisdiction from which no appeal can be taken, enters a final judgment that the ESOP Committee member’s (or Appeal Committee member’s) actions or omissions were the result of gross negligence or willful misconduct. The ESOP Committee members (and the Appeal Committee members) and the Company may execute a letter agreement further delineating the indemnification provisions of this Section 7.03, provided the letter agreement is consistent with and does not violate ERISA and Texas law. The indemnification provisions of this Section 7.03 extend to any other fiduciary solely to the extent provided by a letter agreement executed by such person and the Company.

7.04 AMENDMENT TO VESTING SCHEDULE. Though the Company reserves the right to amend the vesting schedule at any time, the amended vesting schedule will not be applied to reduce the Vested percentage of any Participant’s Account Balance derived from Employer Contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Vested percentage computed under this Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one (1) Hour of Service after the new schedule becomes effective.

If the Company makes a permissible amendment to the vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the percentage of his Vested Account Balance computed under this Plan without regard to the amendment. The Participant must file his election with the ESOP Committee within sixty (60) days of the latest of (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The ESOP Committee as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under this Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 7.04 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 7.04, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of a Participant’s rights to his Account Balance derived from Employer Contributions and Forfeitures (if any).

End of Article VII

ARTICLE VIII

PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01 BENEFICIARY DESIGNATION. Any Participant from time to time may designate, in writing, any person or persons contingently or successively to whom this Plan will pay his Vested Account Balance (including any life insurance proceeds payable to the Account) in the event of his or her death, and the Participant may designate the form and method. The ESOP Committee will prescribe the form for the written designation of Beneficiary and upon the Participant’s filing the form with the ESOP Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

The Beneficiary designation of a married Participant is not valid unless the Participant’s spouse consents, in writing, to the Beneficiary designation. The Participant’s spouse shall automatically be the named Beneficiary (regardless of whether a Beneficiary designation was made) and shall be paid the Participant’s death benefit unless (1) the Participant’s spouse affirmatively consents to the Beneficiary designation in the manner prescribed in Code Section 417(a)(2); or (2) the following sentence applies. The spousal consent requirements in this paragraph do not apply if the Participant and his spouse are not married throughout the one year period ending on the date of the Participant’s death or if the Participant’s spouse is the Participant’s sole primary Beneficiary.

Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

In the event a distribution is to be made to a minor, then the ESOP Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, whichever is applicable, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, or if the Beneficiary designation is invalid or void, the Participant’s Vested Account Balance will be paid in accordance with Article VI to the Participant’s estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant’s entire Vested Account Balance, the remaining Vested Account Balance will be paid to the Beneficiary’s estate unless the Participant’s Beneficiary designation provides otherwise.

8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the ESOP Committee such evidence, data or information as the ESOP Committee considers necessary or desirable for the purpose of administering this Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the ESOP

Committee, provided the ESOP Committee advises each Participant of the effect of his failure to comply with its request. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the ESOP Committee deems equitable.

Any notice or information which according to the terms of this Plan or the rules of the ESOP Committee must be filed with the ESOP Committee, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the ESOP Committee. If mailed, any such notice or information shall be addressed to the ESOP Committee Chairman c/o Plains Capital Corporation, and mailed to its corporate headquarters address.

Whenever a provision herein requires that a Participant (or the Participant’s Beneficiary) give notice to the ESOP Committee within a specified number of days or by a certain date, and the last day of such period, or such date falls on a Saturday, Sunday, or Company holiday, the Participant (or the Participant’s Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the ESOP Committee or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or Company holiday. The ESOP Committee may, in its sole discretion, modify or waive any specified requirement notice; provided, however, that such modification or waiver must be administratively feasible, must be in the best interest of the Participant (or Beneficiary), and must be made on the basis of rules of the ESOP Committee which are applied uniformly to all Participants.

8.04 ADDRESS FOR NOTIFICATION. Each Participant, each Beneficiary of a deceased Participant, and other person entitled to benefits hereunder must file with the ESOP Committee from time to time, in writing, his mailing address and any change of mailing address. Any communication, statement or notice addressed to a Participant, Former Participant or Beneficiary, at his last mailing address filed with the ESOP Committee, or as shown on the records of the Employer, binds the Participant, Former Participant or Beneficiary, for all purposes of this Plan. Any check representing payment hereunder and any communication addressed to a Participant, Former Participant, an Employee, a former Employee, or Beneficiary, at such person’s last mailing address filed with the ESOP Committee, or if no such address has been filed, then at such person’s last mailing address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited, postage prepaid, in the United States mail.

If the ESOP Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his mailing address last known to the ESOP Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the ESOP Committee with evidence of his existence and his proper mailing address.

8.05 ASSIGNMENT OR ALIENATION. Unless Section 6.08 applies, which relates to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under this Plan. A benefit under this Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All of the provisions of this Section 8.05, however, are subject to the withholding of any applicable taxes and to assignments permitted by Code Section 401(a)(13).

8.06 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of this Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with this Plan.

8.07 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant, Former Participant, or a Beneficiary (“Claimant”) may file with the Appeal Committee (as defined below) a written claim for benefits, if the Participant, Former Participant, or Beneficiary determines the distribution procedures of this Plan have not provided him his proper Vested Account Balance. The Appeal Committee must render a decision on the claim within ninety (90) days of the Claimant’s written claim for benefits. The Appeal Committee must provide adequate notice in writing to the Claimant whose claim for benefits under this Plan the Appeal Committee has denied. For purposes of this Section 8.07, the Appeal Committee shall be a separate committee established by the ESOP Committee whose sole responsibility shall be the handling of benefit claims under the terms of this Plan. If the ESOP Committee has not appointed members to actively service on the Appeal Committee, the ESOP Committee shall constitute the Appeal Committee. The Appeal Committee’s notice to the Claimant must set forth:

(a) The specific reason or reasons for the denial;

(b) Specific references to pertinent Plan provisions on which the Appeal Committee based its denial;

(c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

(d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Appeal Committee within sixty (60) days after receipt of the ESOP Committee’s notice of denial of benefits. The ESOP Committee’s notice must further advise the Claimant that his failure to appeal the action to the Appeal Committee in writing within the sixty (60) day period will render the Appeal Committee’s determination final, binding and conclusive.

If the Claimant should appeal to the Appeal Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. At the appeals conference (or prior thereto upon five (5) business days written notice to the Appeal Committee), the Claimant, or his duly authorized representative, may review Plan documents in the possession of the ESOP Committee which are pertinent to the claim. Either the Claimant, Appeal Committee, or ESOP Committee may cause a court reporter to attend the appeals conference and record the proceedings. In such event, a complete written transcript of the proceeding shall be furnished to all parties by the court reporter. The full expense of any court reporter and such transcripts shall be borne by the party causing the court reporter to attend the appeals conference. The Appeal

Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Appeal Committee must advise the Claimant of its decision within sixty (60) days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event may the Appeal Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

The Appeal Committee’s notice of denial of benefits must identify the name of each member of the Appeal Committee and the name and address of the Appeal Committee member to whom the Claimant may forward his appeal, provided, however, that this sentence shall not apply if the ESOP Committee functions as the Appeal Committee.

8.08 DIVERSIFICATION OF PARTICIPANT’S ACCOUNT. Except as provided in this Section 8.08, a Participant does not have the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant’s Account. Notwithstanding the preceding, each “Qualified Participant” may direct (by virtue of a transfer described below) the investment of at least twenty-five percent (25%) of the total number of Employer Securities held in the ESOP Portion of the Plan acquired by or contributed to this Plan that have ever been allocated to the Account on or before the most recent Plan allocation date less the number of Employer Securities previously diversified under this Section 8.08 (“Eligible Account Balance”) within ninety (90) days after the Accounting Date of each Plan Year during the Participant’s Qualified Election Period. For the last Plan Year in the Participant’s Qualified Election Period, fifty percent (50%) will be substituted for twenty-five percent (25%) in the immediately preceding sentence. The Qualified Participant must make his direction in writing, and the direction may be effective no later than ninety (90) days after the close of the Plan Year to which the direction applies.

A Qualified Participant may direct that the portion of his Eligible Account Balance covered by the election be transferred to another qualified plan of the Employer which accepts such transfers, but only if the transferee plan permits employee-directed investment with at least three (3) investment options and does not invest in Employer Securities to a substantial degree. The direct transfer will be made no later than ninety (90) days after the last day of the period during which the Qualified Participant may make the election.

8.09 PARTICIPANT VOTING RIGHTS - EMPLOYER SECURITIES.

(a) With respect to Employer Securities held in a Participant’s Employer Securities Account which are not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Department of Treasury may prescribe in Regulations. On other corporate matters requiring a vote of the shareholders, the ESOP Committee shall direct the Trustee to properly vote such Employer Securities which are held in a Participant’s Employer Securities

Account of the Participants. As to any Employer Securities allocated to the Participant’s Employer Securities Account which are part of a registration-type class of securities, the voting rights provided in this Section 8.09 extend to all corporate matters requiring a vote of stockholders. The ESOP Committee shall direct the Trustee to vote allocated Employer Securities held in a Participant’s Employer Securities Account for which it has not received direction or for which it has not received a valid direction from a Participant (or Beneficiary) as part of this Plan assets.

Each Participant (or Beneficiary) who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote Employer Securities allocated to such Participant’s Employer Securities Account in accordance with this Section 8.09. In order to implement these voting directions, the Company shall provide each Participant (or Beneficiary) with proxy solicitation materials or other notices or information statements which are distributed to Company shareholders, together with a form requesting confidential instructions as to the manner in which Employer Securities allocated to the Participant’s Employer Securities Account are to be voted. Each Participant (or Beneficiary) shall, as a named fiduciary described in ERISA Section 403(a)(1), direct the Trustee with respect to the vote of such Employer Securities which are allocated to a Participant’s Employer Securities Account of the Participant (or Beneficiary). Reasonable means shall be employed to provide confidentiality with respect to the voting by such Participant (or Beneficiary), it being the intent of this provision of this Section 8.09 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant (or Beneficiary). Such instructions shall be in such form and shall be filed in such manner and at such time as the ESOP Committee may prescribe.

(b) With respect to Employer Securities held in the Unallocated Employer Securities Account, the ESOP Committee shall direct the Trustee to properly vote such Employer Securities which are held in the Unallocated Employer Securities Account for or against any proposal. If all Employer Securities are held in the Unallocated Employer Securities Account on the record date when a matter is submitted to a vote of the Company’s shareholders, the Trustee, as directed by the ESOP Committee, shall properly vote such Employer Securities for or against any proposal.

(c) Notwithstanding any provision contained in this Section 8.09, Participant (or Beneficiary) directions and ESOP Committee directions which are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary) shall not be complied with.

If the ESOP Committee does not direct the Trustee to vote on a matter, or the Participant (or Beneficiary) directions or ESOP Committee directions are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary), the Trustee, in its discretion, shall properly vote the Employer Securities in a manner which is in the best interest of the Participants (or Beneficiaries).

(d) If any provision contained in or action required by this Section 8.09 violates any provision under ERISA, the provisions under ERISA shall be complied with.

8.10 FEES AND EXPENSES. The ESOP Committee may direct the Trustee to pay from the Trust all fees and expenses reasonably incurred by this Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of this Plan, unless the Employer pays the fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer Contribution to this Plan, provided the fee or expense relates to the ordinary and necessary administration of this Plan.

End of Article VIII

ARTICLE IX

ESOP COMMITTEE

DUTIES WITH RESPECT TO PARTICIPANTS’ ACCOUNTS

9.01 MEMBERS’ COMPENSATION, EXPENSES. The Company may appoint an ESOP Committee to administer this Plan, the members of which may or may not be Participants in this Plan, or which may be the ESOP Committee acting alone. In the absence of an ESOP Committee appointment, the Board of Directors assumes the powers, duties and responsibilities of the ESOP Committee. The members of the ESOP Committee will serve without compensation for services as such, but the Employer will pay all expenses of the ESOP Committee, except to the extent the Trust properly pays for such expenses.

9.02 TERM. Each member of the ESOP Committee serves until the appointment of his successor.

9.03 POWERS. The ESOP Committee is empowered to assist the Trustee to satisfy and operate this Plan in accordance with the terms of this Plan, the Trust, the Code, and ERISA. In case of a vacancy in the membership of the ESOP Committee, the remaining members of the ESOP Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the ESOP Committee pending the filling of the vacancy.

9.04 GENERAL. The ESOP Committee has full discretion and authority to perform the following powers and duties:

(a) To select a Secretary, who need not be a member of the ESOP Committee;

(b) To determine the rights of eligibility of an Employee to participate in this Plan, the value of a Participant’s Account Balance and the Vested percentage of each Participant’s Account Balance;

(c) To adopt rules of procedure and regulations and guidelines necessary for the proper and efficient administration of this Plan, including, but not limited to, Participant direction of investments of assets other than Employer Securities held by the Trust, provided the rules are not inconsistent with the terms of this Plan;

(d) To construe and enforce the terms of this Plan and the rules and regulations it adopts, including interpretation of, and the resolution of any inconsistencies in, this Plan document and documents related to this Plan’s operation;

(e) To direct the Trustee in crediting and distributing the Trust Assets;

(f) To review and render decisions or appoint an Appeal Committee to review and render decisions respecting a claim for (or denial of a claim for) a benefit under this Plan;

(g) To furnish the Employer with information which the Employer may require for tax or other purposes;

(h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

(j) To construe and interpret this Plan and the rules and regulations adopted and to answer all questions arising in the administration, interpretation and application of this Plan document and documents related to this Plan’s operation;

(k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code;

(l) Subject to Section 6.04(a), to distribute cash instead of Employer Securities;

(m) Subject to Section 6.04(a), to require a Participant (or his Beneficiary) to resell the Employer Securities immediately to the Employer if Employer Securities are distributed;

(n) To direct the Trustee to convert a Restricted Participant’s Employer Securities Account (in whole or in part) into cash (i) during any Plan Year following the close of the Plan Year in which the Restricted Participant Separated from Service for any reason, provided at such time the Trust has an adequate amount of cash to convert (in whole or part) the Restricted Participant’s Employer Securities Account; or (ii) during any Plan Year in which an allocation to an S Corporation Disqualified Person could result in a Nonallocation Year, prior to such allocation and solely to the extent required to prevent a Nonallocation Year from occurring. The value of the Restricted Participant’s Employer Securities Account is determined either as of the end of the Plan Year in which the Restricted Participant Separated from Service, the end of the Plan Year immediately preceding the potential Nonallocation Year, or as of the more recent valuation, if any, and such amount of cash is invested by the Trustee as directed by the ESOP Committee;

(o) To direct the Trustee to sell or exchange Employer Securities held in the Unallocated Employer Securities Account in complete satisfaction of an Exempt Loan; and

(p) To establish procedures, correct any defect, and resolve any inconsistency in such manner and to such extent as shall be necessary or advisable to carry out the purpose of this Plan.

Notwithstanding any other provision herein to the contrary, the ESOP Committee shall not interfere or cause the Trustee to violate the terms of this Plan, the Trust, the Code, and ERISA. The ESOP Committee must exercise all of its powers, duties and discretion under this Plan in a uniform and nondiscriminatory manner. All decisions, determinations, directions, interpretations, and applications of this Plan by the ESOP Committee and the Appeal Committee (if appointed) shall be final and binding upon all persons, including (but not limited to) the Company, Employer, Trustee, and all Participants, Former Participants, Beneficiaries and Alternate Payees unless in violation of this Plan, the Trust, ERISA, the Code or any federal or state laws.

9.05 FUNDING POLICY. This Plan is designed to invest primarily in Employer Securities, which is a Qualifying Employer Security with respect to the Employer within the meaning of Code Sections 409(1) and 4975(e)(8). The ESOP Committee may direct the Trustee, however, to invest in assets other than Employer Securities to provide for expenses and distributions and to the extent the Trustee and ESOP Committee deem appropriate.

9.06 MANNER OF ACTION. The decision of a majority of the members of the ESOP Committee appointed and qualified controls.

9.07 AUTHORIZED REPRESENTATIVE. The ESOP Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The ESOP Committee must evidence this authority by an instrument signed by all members.

9.08 INTERESTED MEMBER. No member of the ESOP Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under this Plan, except in exercising an election available to that member in his capacity as a Participant.

9.09 INDIVIDUAL ACCOUNTS. The ESOP Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant’s Account balance under this Plan. The ESOP Committee must maintain, or direct the Trustee to maintain, an Employer Securities Account and a General Investments Account to reflect the Participant’s interest in the Trust. If applicable, the ESOP Committee must maintain, or direct the Trustee to maintain, a Retirement Plan Account and a Rollover Account for each Participant. If a Participant re-enters this Plan subsequent to his having a Forfeiture Break in Service (as defined in Section 5.08), a separate Account for the Participant’s pre-Forfeiture Break in Service Account balance and a separate Account for his post-Forfeiture Break in Service Account balance shall be maintained unless the Participant’s entire Account balance under this Plan is one hundred percent (100%) Vested.

The ESOP Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The ESOP Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11.

The ESOP Committee shall create and maintain, or direct the Trustee to create and maintain, adequate records to reflect all transactions of this Plan and to disclose the interest in this Plan of each Participant, Former Participant, Beneficiary, or Alternate Payee who has an undistributed interest in this Plan, as follows:

(a) Individual Accounts. The ESOP Committee may establish and maintain, or direct the Trustee to establish and maintain individual accounts for each Participant as designated above.

(b) General Accounts. The ESOP Committee may establish and maintain, or direct the Trustee to establish and maintain, for this Plan suspense accounts to be known as an “Unallocated Employer Securities Account” and an “Unallocated General Investments Account.”

(c) Rights in Trust Fund. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of this Plan for each Account shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

9.10 VALUE OF PARTICIPANT’S ACCOUNT BALANCE. The value of each Participant’s Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts of all Participants. For purposes of a distribution under this Plan, the value of a Participant’s Account Balance is its value as of the Valuation Date immediately preceding the date of the distribution.

9.11 ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS. A “Valuation Date” under this Plan is each Accounting Date and each interim Valuation Date determined under Section 11.16. As of each Valuation Date, the ESOP Committee must adjust Accounts, to reflect net income, gain or loss since the last Valuation Date. The valuation period is the period beginning the day after the last Valuation Date and ending on the current Valuation Date. The Trustee will allocate the Employer Contributions, Forfeitures, net income, gain or loss, if any, in accordance with Article III.

9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA, and the Regulations under ERISA, the Plan Administrator, ESOP Committee, or Trustee (upon direction of the ESOP Committee) will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Account Balance as of that date and such other information that ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the ESOP Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

9.13 ACCOUNT CHARGED. The ESOP Committee shall charge, or direct the Trustee to charge, all distributions made to a Participant or to his Beneficiary from his Account, against the Account of the Participant when made.

9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require the ESOP Committee, the Plan Administrator, the Employer, or the Company to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. The ESOP Committee, by certified or registered mail addressed to his last known address of record with the ESOP Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section 9.14. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the ESOP Committee within six (6) months from the date of mailing of the notice, the ESOP Committee may treat the Participant’s or Beneficiary’s unclaimed payable Account Balance as forfeited and shall reallocate and use the amount of the unclaimed payable Account Balance to first pay for Plan expenses and then to reduce the Employer’s contribution for the Plan Year in which the Forfeiture occurs.

If a Participant or Beneficiary who has incurred a Forfeiture of his Account Balance under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Account Balance, the ESOP Committee shall restore, or direct the Trustee to restore, the Participant’s or Beneficiary’s forfeited Account Balance to the same dollar amount as the dollar amount of the Account Balance forfeited, unadjusted for any gains or losses occurring subsequent to the date of the Forfeiture to the extent permitted by ERISA and the Code. The ESOP Committee will make, or direct the Trustee to make, the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Forfeitures the ESOP Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the ESOP Committee to make the required restoration. The ESOP Committee must direct the Trustee to distribute the Participant’s or Beneficiary’s restored Account Balance to him not later than sixty (60) days after the close of the Plan Year in which the ESOP Committee restores the forfeited Account Balance. The Forfeiture provisions of this Section 9.14 apply solely to the Participant’s or to the Beneficiary’s Account Balance derived from Employer Contributions and Forfeitures (if any).

9.15 INVESTMENT MANAGER. The Company may appoint an Investment Manger pursuant to Terms of the Trust. The Investment Manager has the rights, powers, duties, and discretion as the Company may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the Investment Manager and to the terms of ERISA. The Investment Manager shall be solely responsible for the management of the assets of the Trust delegated to it or as specifically provided under this Plan or the Trust. The ESOP Committee and the Trustee are not liable for any loss resulting from any action or inaction of the Investment Manager. All decisions of the Investment Manager shall be final and binding upon the Trustee and ESOP Committee unless in violation of this Plan, the Trust, ERISA, the Code or any federal or state laws. The ESOP Committee and the Trustee shall not interfere or cause the Investment Manager to violate the terms of this Plan, the Trust, the Code and ERISA. The ESOP Committee and the Trustee do not have any obligation or responsibility with respect to any action required by this Plan or Trust to be taken by the Investment Manager.

9.16 LOANS. The ESOP Committee is prohibited from adopting a loan policy. No loans shall be made from this Plan to Participants and Beneficiaries.

End of Article IX

ARTICLE X

REPURCHASE OF EMPLOYER SECURITIES

10.01 PUT OPTION. The Company will issue a “put option” to each Participant receiving a distribution of Employer Securities from his Employer Securities Account if such Employer Securities are not Publicly Traded when distributed or are subject to a trading limitation (within the meaning of Section 54.4975-7(b)(10) of the Regulations). The put option will permit the Participant, the Participant’s Beneficiary, the Participant’s donees, or a person (including an estate or its distributee) to whom the Employer Securities pass by reason of the Participant’s or Beneficiary’s death, to sell the Employer Securities to the Company, at any time during two (2) option periods, at the current fair market value. The first put option period runs for a period of at least sixty (60) days commencing on the date of distribution of Employer Securities to the Participant. The second put option period runs for a period of at least sixty (60) days commencing on the first day after the new determination of the fair market value of Employer Securities is made in the subsequent Plan Year. If a Participant (or Beneficiary) exercises his put option, the Company must purchase the Employer Securities at fair market value upon the terms provided under Section 10.04. The Company may grant the Trust an option to assume the Company’s rights and obligations at the time a Participant exercises an option under this Section 10.01.

10.02 RESTRICTION ON EMPLOYER SECURITIES. Except upon the prior written consent of the Company, no Participant (or Beneficiary) may sell, assign, give, pledge, encumber, transfer or otherwise dispose of any Employer Securities which are not Publicly Traded (at the time of such transaction) and which are now owned or subsequently acquired by him without complying with the terms of this Article X. If a Participant (or Beneficiary) pledges or encumbers any Employer Securities with the required prior written consent, any security holder’s rights with respect to such Employer Securities are subordinate and subject to the rights of the Company.

Certificates for Employer Securities distributed to Participants, Inactive Participants, Former Participants, or Beneficiaries thereof, may contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS OF THE PLAINS CAPITAL CORPORATION EMPLOYEES’ STOCK OWNERSHIP PLAN AND THE PLAINS CAPITAL CORPORATION EMPLOYEES’ STOCK OWNERSHIP TRUST (COLLECTIVELY REFERRED TO AS THE “PLAN”) WHICH GRANTED TO PLAINS CAPITAL CORPORATION A RIGHT OF FIRST REFUSAL. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE A COPY OF THE PLAN. THE SHARES REPRESENTED BY

THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAW OF ANY STATE IN WHICH THEY HAVE BEEN SOLD WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

On the front of each such certificate, there may be placed the following notation in capital letters:

RESTRICTIONS ON TRANSFER STATED ON REVERSE SIDE

10.03 LIFETIME TRANSFER AND RIGHT OF FIRST REFUSAL. If any Participant (or Beneficiary) who receives Employer Securities under this Plan which are not Publicly Traded desires to dispose of any of his Employer Securities for any reason during his lifetime (whether by sale, assignment, gift or any other method of transfer), he first must offer the Employer Securities for sale to the Company. The ESOP Committee may require a Participant (or Beneficiary) entitled to a distribution of Employer Securities to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate of Employer Securities.

In the case of an offer by a third party, the offer to the Company is subject to all the terms and conditions set forth in Section 10.04 based on the price equal to the fair market value per share and payable in accordance with the terms of Section 10.04 unless the selling price and terms offered to the Participant by the third party are more favorable to the Participant than the selling price and terms of Section 10.04, in which case the selling price and terms of the offer of the third party apply. The Company must give written notice to the offering Participant of its acceptance of the Participant’s offer within fourteen (14) days after the Participant has given written notice to the Company or the Company’s rights under this Section 10.03 will lapse. The Company may grant the Trust the option to assume the Company’s rights and obligations with respect to all or any part of the Employer Securities offered to the Company under this Section 10.03.

Notwithstanding any provision to the contrary herein, the Trustee is prohibited from exercising this first right of refusal if the fair market value at the time of exercise is higher than the value at the last Valuation Date unless the ESOP Committee and the Trustee determine such action (i) shall not have an effect on the qualification of this Plan, and (ii) is not a prohibited transaction under the Code and ERISA.

10.04 PAYMENT OF PURCHASE PRICE. If the Company (or the Trustee, at the direction of the ESOP Committee) exercises an option to purchase a Participant’s Employer Securities pursuant to an offer given under Sections 10.01 or 10.03, the purchaser(s) must make payment in lump sum or, if the distribution to the Participant (or to his Beneficiary) constitutes a Total Distribution, in substantially equal installments over a period not exceeding five (5) years. A “Total Distribution” to a Participant (or to a Beneficiary) is the distribution, within one taxable year of the recipient, of the entire balance to the Participant’s credit under this Plan. In the case of a distribution which is not a Total Distribution or which is a Total Distribution with respect to which the purchaser(s) will make payment in lump sum, the purchaser(s) must pay the Participant (or Beneficiary) the fair market value of the Employer Securities repurchased no later than thirty (30) days after the date the Participant (or Beneficiary) exercises the option. In the case of a Total Distribution with respect to which the purchaser(s) will make installment payments, the purchaser(s) must make the first installment payment no later than thirty (30) days after the Participant (or Beneficiary) exercises the put option. For installment amounts not paid within thirty (30) days of the exercise of the put option, the purchaser(s) must evidence the balance of the purchase price by executing a promissory note, delivered to the selling Participant at the Closing (as defined in Section 10.06). The note delivered at Closing must bear a reasonable rate of interest, determined as of the Closing date (as defined in Section 10.06), and the purchaser(s) must provide adequate security (which satisfies the requirement of the Code and ERISA). The note must provide for equal annual installments with interest payable with each installment, the first installment being due and payable one year after the Closing date. The note further must provide for acceleration in the event of thirty (30) days’ default of the payment on interest or principal and must grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty; provided, however, the purchaser(s) may not have the right to make any prepayment during the calendar year or fiscal year of the Participant (or Beneficiary) in which the Closing date occurs.

10.05 NOTICE. A person has given Notice permitted or required under this Article X when the person deposits the Notice in the United States mail, first class, postage prepaid, addressed to the person entitled to the Notice at the address currently listed for him in the records of the ESOP Committee. Any person affected by this Article X has the obligation of notifying the ESOP Committee of any change of address.

10.06 TERMS AND DEFINITIONS. For purposes of this Article X:

(a) “Fair market value” means the value of the Employer Securities (i) determined as of the date of the exercise of an option if the exercise is by a Disqualified Person, or (ii) in all other cases, determined as of the most recent Accounting Date. The Trustee must determine fair market value of Employer Securities for all purposes of this Plan by engaging the services of an independent appraiser or independent financial advisor (“independent party”). The ESOP Committee shall rely upon a determination of valuation of Employer Securities made by the independent party selected by the Trustee. The ESOP Committee shall rely upon the independent party selected by the Trustee to be (1) independent as required by law, and (2) qualified and experienced in preparing valuations of closely-held corporations for purposes of employee stock ownership plans.

(b) “Notice” means any offer, acceptance of an offer, payment or any other communications.

(c) “Beneficiary” includes the legal representative of a deceased Participant.

(d) “Closing” means the place, date, and time (“Closing Date”) to which the selling Participant (or his Beneficiary) and purchaser may agree for purposes of a sale and purchase under this Article X, provided Closing must take place not later than thirty (30) days after the exercise of an offer under Section 10.03.

10.07 TRUSTEE’S PUT OPTION. To the extent permitted by applicable law, the ESOP Committee may authorize the Trustee to put the shares of Employer Securities held by the Trust to the Company to be purchased by the Company at the then fair market value in the event that a distribution from a Participant’s Employer Securities Account is to be made in cash, or a distribution pursuant to Section 6.05, or the Trustee expects to incur Plan expenses which will not be paid directly by the Employer and the Trustee determines that the Trust has insufficient cash to make the anticipated distributions or pay Plan expenses.

10.08 SECURITY HOLDER. Notwithstanding any provision herein, the Trustee shall not otherwise obligate itself to acquire Employer Securities from a particular shareholder at an indefinite time determined upon the happening of an event such as, but not limited to, the death of a shareholder.

10.09 PROVISIONS NON-TERMINABLE. The provisions described in this Article X are non-terminable even if the Exempt Loan is repaid or this Plan ceases to be an employee stock ownership plan.

End of Article X

ARTICLE XI

MISCELLANEOUS

11.01 EVIDENCE. Anyone required to give evidence under the terms of this Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The ESOP Committee and the Trustee is fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

11.02 NO RESPONSIBILITY FOR PLAN ACTIONS. The ESOP Committee does not have any obligation or responsibility with respect to any action required by this Plan or Trust to be taken by the Trustee, Employer, the Company, the ESOP Committee, any Participant or Eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. The Plan does not require the ESOP Committee (i) to determine if a loan obtained by the Trustee is an Exempt Loan, (ii) to determine if the Trustee is purchasing Qualifying Employer Securities, (iii) to determine if the Trustee is purchasing Qualifying Employer Securities for no more than adequate consideration (as defined in ERISA), (iv) to collect any contribution required under this Plan, or (v) to determine the correctness of the amount of any Employer Contributions. The ESOP Committee need not inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of this Plan, whether by the express terms of this Plan, the Trust or by a separate agreement authorized by this Plan or by the applicable provisions of ERISA.

11.03 FIDUCIARIES NOT INSURERS. The ESOP Committee, the Plan Administrator, the Company, the Trustee and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer and the Company do not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund.

11.04 WAIVER OF NOTICE. Any person entitled to notice under this Plan may waive the notice, unless the Code or Treasury Regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

11.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under this Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the ESOP Committee, the Plan Administrator and their successors.

11.06 WORD USAGE. Words used in the masculine also apply to the feminine and neuter where applicable, and wherever the context of this Plan dictates, the plural includes the singular and the singular includes the plural. Whenever a noun, or pronoun in lieu thereof, is used in this Plan in plural form and there may be only one person within the scope of the word so used, or in singular form and there be more than one person within the scope of the word so used, such word, or pronoun used in lieu thereof, shall have a singular or plural meaning, as the case may be. The words “herein,” “hereof,” and “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section. Reference to Plan means this Plan. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of this Plan.

11.07 STATE LAW. Texas law will determine all questions arising with respect to the provisions of this Plan, such as (but not limited to) the execution, construction, administration and enforcement of this Plan, except to the extent superseded by federal law.

11.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment and continuation of the Trust, or any modification or amendment to this Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant, Former Participant or any Beneficiary (i) any right to continue employment, (ii) any legal or equitable right against the Company, the Employer, or Employee of the Employer, or its agents or employees, the ESOP Committee except as expressly provided by this Plan, the Trust, ERISA or by a separate agreement.

11.09 SEVERABILITY. Notwithstanding any provision contained in this Plan to the contrary, the provisions of this Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions thereof.

11.10 CONTRARY PROVISIONS. The provisions of this Article XI shall govern notwithstanding anything contained in this Plan to the contrary.

11.11 NOTICE TO EMPLOYEES. Notice of this Plan and of any amendments thereto, of eligibility of each Employee, and notice of such other matters as may be required by law or this instrument, shall be given by the Employer to the Employees in such form as the ESOP Committee may deem appropriate and reasonable and in conformity to lawful requirements.

11.12 ACTION BY EMPLOYERS. Any written action herein permitted or required to be taken by an Employer shall be by resolution of its Board of Directors or by written instrument executed by a person or group of persons who has been authorized by resolution of its Board of Directors as having authority to take such action.

11.13 ADOPTION OF THE PLAN BY A CONTROLLED GROUP MEMBER. Any business enterprise which on or after the Effective Date is or becomes a member of a group of corporations described in Code Section 409(1) that includes the Company and complies with Code Section 1361 (if the Company has elected S Corporation status) shall be authorized to adopt this Plan for the benefit of its eligible employees, with the consent of the Board.

11.14 DISASSOCIATION OF ANY EMPLOYER FROM PLAN. Any Employer may withdraw from the provisions of this Plan at any time upon the expiration of thirty (30) days after delivery of written notice of its intent to do so to the ESOP Committee and the Board, and shall thereupon cease to be a party to this Plan. In such event, liability for further contributions for such Employer shall cease, and the Vested Accounts attributable to its then Participants and Former Participants shall either be distributed to the Participants or Former Participants, if it elects to terminate this Plan as to it, in the same manner as provided in the case of termination of the whole Plan, or shall be transferred to an independent successor plan and trust that it may establish for the benefit of its own employees, which shall be deemed a continuation of this Plan. Withdrawal from this Plan by an Employer shall not affect the continued operation of this Plan with respect to the Company and other Employers.

11.15 NAMED FIDUCIARY. The “Named Fiduciaries” of this Plan are (1) the Trustee, (2) the ESOP Committee, (3) the Appeal Committee (if appointed), and (4) any Investment Manager appointed hereunder. The Named Fiduciaries shall have only those specified powers, duties, responsibilities, and obligations as are specifically given them under this Plan and Trust. In general, the Employer shall have the sole responsibility for making the contributions provided for under this Plan. The Company shall have the sole authority to appoint and remove the Trustee and the ESOP Committee. The ESOP Committee shall have the sole responsibility for the administration of this Plan. The Trustee shall have the sole responsibility (i) to determine if a loan secured by the Trustee on behalf of this Plan is an Exempt Loan, (ii) to determine that the Employer Securities purchased by the Trust are Qualifying Employer Securities, (iii) to determine that the purchase price paid to purchase Qualifying Employer Securities does not violate the prohibited transaction rules, and (iv) for management of the assets held under the Trust except those assets, management of which have been delegated to an Investment Manager or the Participant pursuant to Section 8.08 who shall be solely responsible for the management of the assets delegated to it or as specifically provided under this Plan. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be taken in accordance with the provisions of this Plan, authorizing or providing for such direction, information, or action. Except for the Trustee, each other Named Fiduciary may rely upon any such direction, information, or action of another Named Fiduciary as being proper under this Plan and is not required under this Plan to inquire into priority of any such direction, information, or action. It is intended under this Plan that the Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities or obligations under this Plan. No Named Fiduciary shall guarantee this Plan in any manner against investment lost or depreciation in asset value.

11.16 VALUATION OF TRUST. The Trust Fund must be valued as of each Accounting Date, and in addition, as of each transaction date with any Disqualified Person if required by the prohibited transaction rules, or on such other dates as determined by the ESOP Committee, to determine the fair market value of each Participant’s Account Balance in this Plan. Investments of the Trust Fund in assets other than Employer Securities may be valued on a more frequent basis, as directed by the ESOP Committee. If a Valuation Date would otherwise occur on a Saturday, Sunday, or Company holiday, then the Valuation Date shall mean the preceding business day. For the purposes of each such valuation, the assets of the Trust Fund shall be valued at their respective current fair market value, and the amount of any obligations for which the Trust Fund may be liable shall be deducted from the total value of the assets. With respect to activities carried on by this Plan, an independent appraiser (meeting requirements similar to those prescribed by Treasury Regulations under Code Section 170(a)(1)) must perform all valuations of Employer Securities which are not readily tradable on an established securities market.

11.17 EXEMPT LOAN. This Section 11.17 specifically authorizes the Trustee to enter into an Exempt Loan transaction. The Board may empower the Company to authorize the guarantee or making by the Employer of any such Exempt Loan. The following terms and conditions will apply to any Exempt Loan.

(a) The proceeds of the Exempt Loan will be used within a reasonable time after receipt only for any or all of the following purposes: (i) to acquire Employer Securities, (ii) to repay such Exempt Loan, or (iii) to repay a prior Exempt Loan. Except as provided under Article X, no Leveraged Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not this Plan is then an employee stock ownership plan.

(b) The interest rate of the Exempt Loan may not be more than a reasonable rate of interest.

(c) Any collateral pledged to the creditor must consist only of the Employer Securities purchased by the borrowed funds and those Employer Securities used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(d) The creditor may have no recourse against this Plan under the Exempt Loan except with respect to such collateral given for the Exempt Loan, contributions (other than contributions of Employer Securities) that the Employer makes to the Trust to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by this Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.

(e) In the event of default upon the Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the Exempt Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of this Plan to meet the payment schedule of the Exempt Loan.

(f) All Employer Securities acquired with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Employer Securities Account. In withdrawing Employer Securities from the Unallocated Employer Securities Account, the provisions of Treasury Regulation Sections 54.4975-7(b)(8) and (15) will be applied as if all Employer Securities in the Unallocated Employer Securities Account were encumbered. Notwithstanding any other provision herein, upon the payment of any portion of the Exempt Loan, Employer Securities in the Unallocated Employer Securities Account shall be released from encumbrances. For each Plan Year during the duration of the Exempt Loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction of (i) the numerator of which is the amount of the principal paid under the purchase contract or the loan agreement for the current Plan Year; (ii) the denominator of which is the total of the principal to be paid for the current and all future Plan Years during the term of the Exempt Loan (determined without reference to any possible extensions or renewals thereof); provided the terms of the Exempt Loan satisfy all the requirements under Treasury Regulation Section 54.4975-7(b)(8)(ii). At the option of the Company, or if the Exempt Loan does not contain the following characteristics: (1) the annual payments of principal and interest (at a cumulative rate) are at least as rapid as level annual payments of such amounts over ten years, (2) the portion of each Exempt Loan payment treated as interest does not exceed the amount of payment that would be treated as interest under standard loan amortization tables, and (3) the Exempt Loan term (including extensions and renewals) does not exceed ten years, then interest paid and to be paid in the future on the Exempt Loan shall be included in the numerator and denominator of the fraction. The number of future Plan Years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Employer Securities, the number of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The ESOP Committee will allocate Employer Securities withdrawn from the Unallocated Employer Securities Account to a Participant’s Employer Securities Accounts under the ESOP Portion of the Plan of Participants who otherwise share in the allocation of that Employer’s contribution for the Plan Year for which the portion of the Exempt Loan resulting in the release of the Employer Securities has been paid in accordance with the provisions of Section 3.04(a)(i)(C)(1). The ESOP Committee will allocate Employer Securities withdrawn from the Unallocated Employer Securities Account on an Employer-by-Employer basis, so that the Employer Securities withdrawn due to an Exempt Loan payment funded by a particular Employer’s Employer Contributions will be allocated only to Employees of that Employer who otherwise share in the allocation of the Employer’s contribution for the Plan Year, subject to Section 3.06. The ESOP Committee consistently will make this allocation as of each Accounting Date, and of any special Valuation Date if directed by the ESOP Committee, on the basis of non-monetary units, taking into account the relative Compensation of all such Employer’s Employees for such Plan Year.

(g) An Exempt Loan may be obtained provided such Exempt Loan is primarily for the benefit of Participants and Beneficiaries.

(h) In the event a portion of a Participant’s Employer Securities Account is forfeited, if more than one class of Qualifying Employer Securities subject to the Exempt Loan provisions have been allocated to a Participant’s Employer Securities Account, the same proportion of each class of Qualifying Employer Securities shall be forfeited. Such forfeiture shall occur only when assets other than Employer Securities held in the Accounts have been forfeited.

11.18 RECORDS AND STATEMENTS. The records pertaining to this Plan shall be open to the inspection of the Plan Administrator, ESOP Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Company or ESOP Committee may specify in writing. The ESOP Committee may direct the Trustee to furnish the ESOP Committee or Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator or ESOP Committee considers necessary.

11.19 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving this Plan or any fiduciary of this Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the ESOP Committee, the Trustee, Participants and Beneficiaries.

11.20 PROFESSIONAL AGENTS. The ESOP Committee and the Plan Administrator may employ and direct the Trustee to pay from the Trust Fund reasonable compensation to agents, financial advisors, appraisers, attorneys, accountants, investment managers, and other persons to advise the Trustee as in its opinion may be necessary. The ESOP Committee and the Plan Administrator may delegate to any agent, financial advisor, appraiser, attorney (which may be counsel of the Employer), accountant, investment manager, or other person selected by it any non-Trustee power or duty vested in it by this Plan.

11.21 USERRA COMPLIANCE. Notwithstanding any provision of this Plan to be contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

End of Article XI

ARTICLE XII

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

12.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under this Plan, may any part of the corpus or Income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. In the event the Commissioner of the Internal Revenue Service, upon the Employer’s request for initial approval of this Plan, determines this Plan is not a qualified plan under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return to the taxable year in which this Plan was adopted or such later date as the Secretary of the Treasury may prescribe. The Plan will terminate upon the return of the Employer’s contributions.

12.02 AMENDMENT BY COMPANY. The Company has the right to amend this Plan at any time and from time to time in any manner. No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become property of the Company or Employer. The Company may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the ESOP Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the ESOP Committee. If an Employer has elected S Corporation status, the Company also may not make any amendments which will terminate or jeopardize the S Corporation status of the Company. The Company must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

12.03 DISCONTINUANCE. Any Employer has the right, at any time, to suspend or discontinue its contributions under this Plan. In accordance with Section 12.02 the Company has the right to terminate, at any time, this Plan. The Plan will terminate upon the first to occur of the following:

(a) The date terminated by action of the Company; and

(b) The dissolution or merger of the Company, unless the successor entity makes provision to continue this Plan, in which event the successor must substitute itself as the Company under this Plan. Any termination of this Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

12.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of this Plan, or, if applicable, upon complete discontinuance of contributions to the Trust, an affected Participant’s right to his Account Balance is one hundred percent (100%) Vested, regardless of the Vested percentage which otherwise would apply under Article V. A partial termination of this Plan or discontinuance of contributions to the Trust will in no way accelerate the time of distribution of benefits to any Participant.

12.05 MERGER AND DIRECT TRANSFER. The Company may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had this Plan terminated immediately before the merger or consolidation or transfer.

12.06 COMPLETE TERMINATION. Upon termination of this Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

(a) if the present value of the Participant’s Vested Account Balance does not exceed Five Thousand Dollars ($5,000), the ESOP Committee will direct the Trustee to distribute the Participant’s Vested Account Balance to him in lump sum as soon as administratively practicable after this Plan terminates, subject to the automatic rollover provisions of Section 6.02(a);

(b) if the present value of the Participant’s Vested Account Balance exceeds Five Thousand Dollars ($5,000), the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Vested Account Balance as soon as administratively practicable after this Plan terminates; and

(c) any amounts held in the Unallocated General Investments Account or the Unallocated Employer Securities Account will be allocated to Participants, as an Employer Contribution pursuant to Section 3.04(a)(ii)(C) without regard to such Participants satisfaction of the requirements of Section 3.06 (to the extent permitted by Code Section 415) and any amounts remaining shall revert to the Company, as permitted by law.

To liquidate the Trust, the ESOP Committee will purchase, or direct the Trustee to purchase, a deferred annuity contract for each Participant which protects the Participant’s distribution rights under this Plan, if the Participant’s Vested Account Balance exceeds Five Thousand Dollars ($5,000) and the Participant does not elect an immediate distribution pursuant to Section 12.06(b). The Trust will continue until the Trustee, in accordance with the direction of the ESOP Committee, has distributed all of the benefits under this Plan.

On each Valuation Date, the ESOP Committee will credit, or direct the Trustee to credit, any part of a Participant’s Account Balance retained in the Trust with its proportionate share of the Trust’s income, expenses, gains and losses, both realized and unrealized. Upon termination of this Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accruals, but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 12.06.

12.07 PARTIAL TERMINATION. Upon a partial termination of this Plan, the ESOP Committee shall notify, or direct the Trustee to notify, each affected Participant. The rights of each Participant and Beneficiary affected by such partial termination to the amounts credited to his Account shall be fully Vested and Vested as of the date of such partial termination as set forth in Section 12.04. Such amounts shall either be distributed to such affected Participants and Beneficiaries, as in the case of a complete termination of this Plan, or held, as in the case of a discontinuance of contributions, as directed by the ESOP Committee. However, a partial termination of this Plan will in no way accelerate the time of distribution of benefits to any Participant.

12.08 S CORPORATION ESOP. Notwithstanding any provision of this Plan, the Trustee and the ESOP Committee shall apply and construe the provisions of this Plan to comply with the provisions of the Code and Treasury Regulations thereunder pertaining the S Corporations in the event of the Company is operating as an S Corporation for federal income tax purposes.

End of Article XII

(Remainder of this page intentionally left blank;

signature page follows)

IN WITNESS WHEREOF, the Company has executed this Plan in multiple copies on the 19th day of July, 2006, to be effective as first stated above or as otherwise required by applicable law.

PLAINS CAPITAL CORPORATION

By:	/s/ Eddie Ricks
	Its:	Secretary

APPENDIX A

Participants with Transferred Stock Accounts